As filed with the Securities and Exchange Commission on September 24, 2025.

Registration No. 333-[          ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Texas Precious Metals Trust

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	☐ (I.R.S. Employer Identification No.)

c/o Teucrium Trading, LLC

Three Main Street

Suite 215

Burlington, VT 05401

Phone: (802) 540-0019

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sal Gilbertie

Chief Executive Officer

Teucrium Trading, LLC

Three Main Street, Suite 215

Burlington, VT 05401

Phone: (802) 540-0019

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to

Eric Simanek, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street NW,

Washington, DC 20001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2025

Y'all Street Gold ETF

TEXAS PRECIOUS METALS TRUST

The Y'all Street Gold ETF (the “Fund”), a series of the Texas Precious Metals Trust (the “Trust”), is an exchange traded fund that issues shares that trade on the [ ] (the “Exchange”). The Fund’s primary objective is to provide investors with an opportunity to invest in gold through the Shares and be able to take delivery of physical gold in exchange for their Shares. The Fund’s secondary objective is for the Shares to reflect the performance of the price of gold less the expenses of the Fund’s operations. The Physical Gold owned by the Fund will be comprised of .999+ fine gold bars of various denominations from LBMA refiners (“Physical Gold”). The Fund is not actively managed. Teucrium Asset Management, LLC is the Trust’s sponsor (the “Sponsor”); Wilmington Trust, National Association is the trustee of the Trust (the “Trustee”); and Texas Precious Metals LLC is the Fund’s custodian (the “Custodian”).

The offering of the Fund’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Fund intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u).

Shares are issued by the Fund in blocks of [ ] Shares called “Baskets” in exchange for Physical Gold from certain registered broker-dealers or other securities market participants (“Authorized Participants”). The Fund issues and redeems Baskets on an ongoing basis at net asset value to and from Authorized Participants who have entered into a contract with the Sponsor and the Transfer Agent. Investors who would like to take delivery of Physical Gold in exchange for their Shares (“Delivery Applicants”) may submit Shares to the Fund in exchange for Physical Gold. See “TAKING DELIVERY OF PHYSICAL GOLD.”

Shares will be offered to the public from time to time at prices that will reflect, among other things, the price of gold and the trading price of the Shares on the Exchange at the time of the offer. Prior to this offering, there has been no public market for the Shares. The Shares trade on the Exchange under the symbol “[ ].” The market price of the Shares may be different from the net asset value per share.

Investing in the Shares involves significant risks. See “RISK FACTORS” starting on page 10.

Neither the SEC nor any state securities commission has approved or disapproved of the securities offered in this prospectus (the “Prospectus”) or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). “Emerging growth company” does not mean the Trust is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy. However, the Trust will not take advantage of any exemptions or other relief provided to emerging growth companies under the JOBS Act. See “Emerging Growth Company Status.”

The Shares are neither interests in nor obligations of the Sponsor, the Trustee, the Administrator, the Transfer Agent, the Custodian, the Cash Custodian, the Marketing Agent or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Fund is not an investment company registered under the Investment Company Act of 1940, as amended. The Fund is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

On [ ], 2025, an initial purchaser, subject to conditions, has purchased an initial Basket of [ ] Shares, as described in “Plan of Distribution.” [ ] is the initial Authorized Participant and is a statutory underwriter under Section 2(a)(11) of the Securities Act. Baskets will be issued and redeemed on an ongoing basis at net asset value per Share on the day that an order to create a Basket is accepted by the Transfer Agent and approved by the Marketing Agent. Delivery of the initial Basket will be made on or about the date of this prospectus, upon condition of effectiveness of the related registration statement. The Fund received all proceeds from the offering of the initial Basket in Physical Gold in an amount equal to the full price for the initial Basket.

	Per Share(1)		Per Basket
Public offering price for initial Baskets(2)	$	[ ]	$	[ ]

(1)	The initial Basket was created at a per share price equal to the value of [ ] of a Troy Ounce of gold on the date of formation of the Fund.

(2)

The initial purchaser may receive commissions/fees from investors who purchase Shares from the initial Basket through their commission/fee-based brokerage accounts. The price per basket that will be paid in the future by the Authorized Participants may be different than the initial Basket price.

The date of this Prospectus is [ ], 2025.

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
THE OFFERING	6
RISK FACTORS	10
USE OF PROCEEDS	23
THE GOLD INDUSTRY	24
BUSINESS OF THE TRUST	29
CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS	32
TAKING DELIVERY OF PHYSICAL GOLD	36
FEDERAL INCOME TAX CONSEQUENCES	42
ERISA AND RELATED CONSIDERATIONS	46
PLAN OF DISTRIBUTION	47
THE TRUST AND THE FUND	48
DESCRIPTION OF THE SHARES	53
THE SPONSOR	55
THE TRUSTEE	57
THE CUSTODIAN	58
TEXAS PRECIOUS METALS	62
THE ADMINISTRATOR	62
THE TRANSFER AGENT	64
THE MARKETING AGENT	65
THE CASH CUSTODIAN	66
CONFLICTS OF INTEREST	67
FILINGS AND REPORTS	68
LEGAL MATTERS	68
EXPERTS	68
PRIVACY POLICY	69
WHERE YOU CAN FIND MORE INFORMATION	69
GLOSSARY	70
APPENDIX A

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

i

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes statements which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “RISK FACTORS.” Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor, nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor undertakes an obligation to publicly update or conform to actual results any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Y'all Street Gold ETF (the “Fund”) and its Shares, it does not contain or summarize all of the information about the Fund and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page [ ], and the material incorporated by reference herein before making an investment decision about the Shares. Capitalized terms not defined in this section have the meaning set forth in the Glossary beginning on page [ ] of this Prospectus.

Overview of the Fund and the Trust

The Fund is a series of Texas Precious Metals Trust (the “Trust”), a Delaware statutory trust formed on September 16, 2025. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act, and the Trust is currently organized into two separate series, the Y'all Street Silver ETF and the Fund. The Trust is governed by the Declaration of Trust and Trust Agreement, dated September 16, 2025, as amended on September 22, 2025 (the “Trust Agreement”), between Teucrium Asset Management, LLC (the “Sponsor”) and Wilmington Trust, National Association (the “Trustee”), as well as a “Sponsor Agreement,” dated [ ], between the Trust and the Sponsor. The Fund’s primary objective is to provide investors with an opportunity to invest in gold through the Shares and be able to take delivery of physical gold in exchange for those Shares. The Fund’s secondary objective is for the Shares to reflect the performance of the price of gold less the expenses of the Fund’s operations. Each Share represents a fractional undivided beneficial interest in the Fund’s net assets. The Fund’s assets consist principally of .999+ fine gold bars of various denominations from LBMA refiners (“Physical Gold”) held on the Fund’s behalf at the Custodian.

The Shares provide investors with the opportunity to access the gold market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use gold by investing in the Shares than by purchasing, holding and trading gold directly. The Fund is one of several exchange-traded products that seek to track the price of gold. Certain other financial products may gain exposure to gold through the use of derivatives that may be subject to counterparty and credit risks. The Fund does not hold or employ derivatives. Gold also is not subject to borrowing arrangements with third parties. Accordingly, the Fund’s Physical Gold is not subject to counterparty or credit risks. The value of gold is reported on the Fund’s website daily. See “BUSINESS OF THE FUND – The Fund’s Guiding Principles.”

Shares are issued by the Fund only in blocks of [ ] Shares called “Baskets” in exchange for Physical Gold from certain registered broker-dealers or other securities market participants (“Authorized Participants”). See “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS” for requirements to qualify as an Authorized Participant. Baskets may be redeemed by the Fund in exchange for the amount of Physical Gold corresponding to their redemption value. The Fund issues and redeems Baskets on an ongoing basis at net asset value to Authorized Participants who have entered into a contract with the Sponsor and Transfer Agent.

Individual Shares will not be redeemed by the Fund but are listed and trade on [ ] (the “Exchange”) under the symbol “[ ].” Investors who would like to take delivery of physical gold in exchange for their Shares (“Delivery Applicants”) may deliver Shares to the [Transfer Agent (as defined below)] in exchange for Physical Gold after submitting to the Custodian a qualifying document that expresses the Delivery Applicant’s non-binding intention to exchange Shares for Physical Gold on the Share Submission Day (the “Delivery Application”) along with the applicable processing fees (the “Processing Fees”). See “TAKING DELIVERY OF PHYSICAL GOLD.” The number of Shares to be delivered must correspond in value to the Troy Ounce content of Physical Gold requested. To meet its primary objective to provide investors with an opportunity to invest in gold through the Shares and to be able to take delivery of Physical Gold in exchange for their Shares, the Fund is committed to its guiding principles. See “BUSINESS OF THE FUND – The Fund’s Guiding Principles.”

The material terms of the Trust are discussed in greater detail under the section “THE TRUST AND THE FUND.” The Fund is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not required to register with the Securities and Exchange Commission (the “SEC”) thereunder. The Fund does not and will not hold or trade in commodities futures contracts regulated by the Commodity Exchange Act, as amended, (the “Commodity Exchange Act”) as administered by the Commodity Futures Trading Commission (the “CFTC”). The Fund is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading advisor in connection with the Shares. The Trust has no fixed termination date.

The Sponsor

The Sponsor is a Delaware limited liability company. The Shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsor, its member(s), or any of its affiliates.

The Sponsor arranged for the creation of the Trust and the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor: (1) develops a marketing plan for the Fund on an ongoing basis; (2) prepares marketing materials regarding the Shares; (3) maintains the Fund’s website; (4) may provide instructions for assaying gold, and other instructions relating to the custody of Physical Gold, as necessary; and (5) may request the [ ] [(the “Administrator”)] to order audits of Texas Precious Metals LLC (the “Custodian”) (to the extent permitted under the Custody Agreement). The Sponsor has agreed to pay all operating expenses (except for brokerage and fees, interest expenses and certain litigation expenses and other non-recurring or extraordinary fees and expenses) out of the Sponsor’s Fee.

The Sponsor’s officers, directors and employees, do not devote their time exclusively to the Trust. These persons are, or may in the future be, directors, officers or employees of other entities, which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities. The Sponsor believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to the Trust. In addition, the Sponsor and Trustee may agree to amend the Trust Agreement or Sponsor Agreement, including to increase the Sponsor’s Fee, without shareholder consent. Any amendment will become effective on a date to be determined by the Sponsor in its sole discretion. The Sponsor shall determine the contents, manner and time of notice of any material Trust Agreement amendment. Such notice may be provided on the Trust’s website, prospectus supplement, post-effective amendment or through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports, in accordance with the Trust’s obligation under the Securities Exchange Act of 1934 (“Exchange Act”). If an amendment to the Trust Agreement or Sponsor Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor’s Fee (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of shareholders, it will become effective for outstanding Shares 30 days after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus.

The Trustee

The Trustee, a national banking association, acts as the trustee of the Trust as required to create a Delaware statutory trust in accordance with the Trust Agreement and the Delaware Statutory Trust Act (“DSTA”). See “THE TRUSTEE.” The duties of the Trustee are only as expressly provided in the Trust Agreement and no implied duties (including fiduciary duties) are imposed on the Trustee.

The Administrator

The Administrator is generally responsible for the day-to-day administration and operation of the Fund, including: (1) valuing the Fund’s Physical Gold and calculating the net asset value and net asset value per share of the Fund; (2) supplying pricing information to the Sponsor for the Fund’s website; and (3) receiving and reviewing reports on the custody of and transactions in Physical Gold from the Custodian and taking such other actions in connection with the custody of Physical Gold as the Sponsor instructs. The general role and responsibilities of the Administrator are discussed in greater detail under the section “The Administrator.”

The Transfer Agent

[ ] serves as the transfer agent (the “Transfer Agent”) for the Fund. Pursuant to the Transfer Agency and Service Agreement between the Trust and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. The Transfer Agent’s responsibilities include: (1) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; and (2) coordinating the processing of orders from Authorized Participants with the Marketing Agent, the Trust, the Custodian, the Cash Custodian and The Depository Trust Company (“DTC”). See “THE TRANSFER AGENT.”

The Marketing Agent

[ ] is the Fund’s marketing agent (the “Marketing Agent”). The Marketing Agent’s responsibilities include: (1) working with the Transfer Agent to review and accept or reject orders placed by Authorized Participants with the Transfer Agent; (2) reviewing and approving all sales and marketing materials for compliance with applicable laws, and filing such materials with the Financial Industry Regulatory Authority (“FINRA”) as required by the Securities Act, and the rules promulgated thereunder, and (3) facilitating arrangements between the Sponsor, the Transfer Agent and broker-dealers for the purchase and redemption of Baskets. All such sales and marketing materials must be approved, in writing, by the Marketing Agent prior to use.

The Custodian

The Custodian is responsible for the safekeeping of the Fund’s Physical Gold and supplying inventory information to the Transfer Agent and the Sponsor. The Custodian also is responsible for facilitating the transfer of Physical Gold in and out of the Fund. The Custodian reviews Delivery Applications from Delivery Applicants who want to take delivery of Physical Gold for their Shares and coordinates the delivery of Physical Gold to the Delivery Applicants. The Custodian may engage in over-the-counter transactions to exchange the Fund’s Physical Gold for Physical Gold of different specifications as requested by a Delivery Applicant in a Delivery Application.

The Custodian will deposit into the Fund Unallocated Account unallocated Physical Gold received from an Authorized Participant in exchange for Baskets. The Custodian will promptly convert the deposit to allocated Physical Gold held in the Fund Allocated Account. At the end of each business day, the Custodian may hold no more than 430 Troy Ounces of unallocated Physical Gold in the Fund Unallocated Account.

Unless otherwise agreed between the Sponsor and the Custodian, Physical Gold must be held by the Custodian at its [ ] vault premises. The Custodian may provide instructions for assaying gold, and other instructions relating to the custody of Physical Gold, as necessary. The Fund’s Physical Gold holdings are subject to periodic audits and, under the Custody Agreement, the Custodian has agreed to permit Physical Gold auditors access to its premises during normal business hours to examine the Physical Gold held for the Fund and such records as they reasonably require. See “THE CUSTODIAN.”

The Cash Custodian

[ ] is the custodian of the cash held by the Fund (the “Cash Custodian”) and has entered into a Cash Custody Agreement in connection therewith.

Fund Objectives

The primary objective of the Fund is to provide investors with an opportunity to invest in gold through Shares and be able to take delivery of physical gold in exchange for their Shares. The Fund’s secondary objective is for the Shares to reflect the performance of the price of gold less the expenses of the Fund’s operations. The Fund is not actively managed. It does not engage in any activities designed to obtain a profit from, or to compensate investors for losses caused by, changes in the price of gold.

The Fund holds Physical Gold. The Fund receives Physical Gold deposited by Authorized Participants in exchange for the creation of Baskets and delivers Physical Gold to Authorized Participants in exchange for Baskets surrendered to it for redemption. Upon the delivery of Shares by a Delivery Applicant as described below, the Custodian may engage in over-the-counter transactions to exchange the Fund’s Physical Gold for Physical Gold of different specifications.

Investors may contact their broker-dealer to purchase and sell Shares. An investor who would like to take delivery of Physical Gold for its Shares is referred to as a Delivery Applicant:

●

A Delivery Applicant wishing to deliver Shares of the Fund in exchange for Physical Gold must submit to the Custodian a Delivery Application and applicable Processing Fees. The number of Shares to be delivered must correspond to at least ten (10) Troy Ounces of gold. Taking delivery of Physical Gold is subject to guidelines intended to minimize the amount of cash that will be distributed with Physical Gold. The Delivery Application is not binding until Shares are delivered to the Fund.

●

Upon pre-approval of the Delivery Application by the Custodian, a Delivery Applicant shall instruct its broker dealer to submit the Delivery Application and transfer Shares to the [Transfer Agent]; the submission and transfer by the broker-dealer will be a binding and irrevocable request to take delivery of Physical Gold in exchange for Shares based on instructions in the Delivery Application (“Share Submission”).

●

Once the [Transfer Agent] has received a Delivery Applicant’s Share Submission, a number of Troy Ounces of Physical Gold not exceeding the Troy Ounces represented by the Shares surrendered will be delivered to the Delivery Applicant based on instructions in the Delivery Application. To the extent a Delivery Application specifies Physical Gold in denominations held by the Custodian at the time of the Delivery Application, such Physical Gold will be delivered by the Custodian; to the extent the Delivery Application specifies Physical Gold in denominations other than those held by the Custodian at the time of the Delivery Application, if available, Physical Gold held by the Fund will be exchanged by the Custodian and delivered to the Delivery Applicant. The Delivery Application process is designed to keep the Troy Ounces represented by the Share Submission as close as possible to the Troy Ounces of the Physical Gold delivered. Any excess Troy Ounces included in the Share Submission will be sold by the Custodian and the Transfer Agent will deliver proceeds to DTC with instructions to credit the Delivery Applicant’s brokerage account.

The Shares are intended to constitute a cost-efficient mechanism for investors to make an investment in gold. Although the Shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market. The Shares are:

●	Listed and trade on the Exchange like other exchange-traded securities under the symbol “[ ];”

●	Easily accessible to investors through traditional brokerage accounts;

●	Backed by allocated Physical Gold held by the Custodian and no more than 430 Troy Ounces of unallocated Physical Gold held with the Custodian;

●	Different from other financial products that gain exposure to gold in that other financial products may use derivatives to gain exposure to the price of gold; and

●	Cost efficient because the expenses involved in an investment in gold are dispersed among all investors in the Shares.

Summary Risk Factors

An investment in the Fund involves significant risks and uncertainties described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks include:

●	Fluctuations in the value of Shares based upon the price of Physical Gold held by the Fund, which could create the potential for losses, regardless of the period of time that Shares are held;

●	Substantial sales of gold by central banks, governmental agencies and multi-lateral institutions, which could adversely affect an investment in the Shares;

●	The fact that the Fund does not actively trade gold to take advantage of short-term market fluctuations in the price of gold;

●	The fact that each sale of Physical Gold by the Fund is a taxable event for investors;

●

The fact that any gain recognized by a U.S. investor who or that is an individual, estate or trust attributable to a sale or exchange of Shares held for more than one year, or attributable to the Fund’s sale of any Physical Gold that the investor is treated (through his, her or its ownership of Shares) as having held for more than one year, generally is subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains such an investor recognizes;

●	Counterparty risks associated with the Fund’s transactions to exchange the Fund’s Physical Gold for Physical Gold of different specifications; and

●

The fact that potential discrepancies in the calculation of the LBMA Gold Price PM, as well as any future changes to the LBMA Gold Price PM, could impact the value of Physical Gold held by the Fund and could have an adverse effect on the value of an investment in the Shares.

Principal Offices

The principal office address and telephone number of both the Fund and the Sponsor is Three Main Street, Suite 215, Burlington, Vermont 05401 and (802) 540-0019. The Custodian is located at [50 CR 356, Shiner, Texas 77984].

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations that are not otherwise applicable to the Trust. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund.

Use of proceeds

Proceeds received by the Fund from the issuance and sale of Baskets consist of Physical Gold deposits. Such Physical Gold deposits are held at the Custodian on behalf of the Fund until (1) distributed to Authorized Participants in connection with redemptions of Baskets, (2) distributed or exchanged for distribution to a Delivery Applicant in connection with a Delivery Application or (3) sold to pay Fund expenses and liabilities not assumed by the Sponsor. See “THE TRUST AND THE FUND – Fund Expenses.”

Exchange symbol	“[ ]”

CUSIP	[ ]

Creation and Redemption Authorized Participants

The Fund receives Physical Gold deposited with the Custodian only by Authorized Participants in exchange for the creation of “Baskets,” each equal to [ ] Shares. Conversely, the Fund delivers Physical Gold in exchange for Baskets surrendered to it for redemption by Authorized Participants or Shares delivered by Delivery Applicants as described below. The Fund issues and redeems Baskets on a continuous basis only to Authorized Participants. Baskets are only issued or redeemed in exchange for the amount of Physical Gold determined by the [Administrator] on each day that the Exchange is open for regular trading based on the combined net asset value of the Shares included in the Baskets being created or redeemed. No Shares are issued unless the Custodian confirms that the Fund has been allocated the corresponding amount of Physical Gold. The Custodian must allocate Physical Gold to the Fund such that, at the end of each business day, the Custodian shall hold on behalf of the Fund no more than 430 Troy Ounces of Physical Gold on an unallocated basis.

The initial amount of Physical Gold required for deposit with the Fund to create Shares for the period beginning with the formation of the Fund and ending on the first day of trading of the Shares on the Exchange will be [ ] Troy Ounces of Physical Gold per Basket.

Fees are assessed in connection with the creation and redemption of Baskets by Authorized Participants. See “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS” for more details.

Taking Delivery of Physical Gold – Investors

Investors may contact their broker-dealer to purchase and sell Shares. An investor who would like to take delivery of Physical Gold in exchange for Shares (a Delivery Applicant) may submit Shares in exchange for Physical Gold. The number of Shares to be delivered must correspond to at least ten (10) Troy Ounces of Physical Gold. Delivery Applicants may be entitled to Physical Gold approximately equal to the Troy Ounces of Physical Gold represented by the Shares on the day the Shares are submitted to the [Transfer Agent] (the “Share Submission Day”), which is any business day the Exchange is open for trading.

● Delivery Applicants interested in exchanging Shares for Physical Gold may submit a Delivery Application to the Custodian along with the Processing Fees.

●

Upon receiving pre-approval from the Custodian, the Delivery Applicant instructs his or her broker to submit the Delivery Application and transfer the Shares to the [Transfer Agent] according to the instructions in the Delivery Application.

●

Once the [Transfer Agent] has accepted a Delivery Applicant’s Share Submission, Physical Gold will be delivered by the Custodian or acquired by the Custodian and forwarded to the Delivery Applicant according to the information provided in the Delivery Application. For Physical Gold in denominations other than those held by the Custodian at the time of the Delivery Application, the Custodian will arrange for the Physical Gold held by the Fund to be exchanged for the requested form of Physical Gold.

The Processing Fees charged to a Delivery Applicant are comprised of fees charged by the Custodian (the “Exchange Fee”) and for the transfer of Physical Gold (the “Delivery Fee”). The Exchange Fee is $[ ] plus a fee per ounce of the Physical Gold represented by the Shares submitted on the Share Submission Day. In times of high demand for bars, including when mints are closed as a result of a pandemic, Exchange Fees may be elevated, reflecting higher premiums of bars in the market. As of [ ], 2025, Exchange Fees are as follows:

Type of Gold	Percentage		Minimum Charge
1oz Bar	[ ]	%	$	[ ]
10oz Bar	[ ]	%	$	[ ]
1kg Kilo Bar	[ ]	%	$	[ ]
100oz Bar	[ ]	%	$	[ ]
400oz Bar	[ ]	%	$	[ ]

The Delivery Fee for the transfer of Physical Gold is the fee charged to deliver Physical Gold to the Delivery Applicant. [In addition, the Fund does not anticipate sales taxes applying to the procurement of Physical Gold for Delivery Applicants. However, if such taxes do apply, they are the sole responsibility of the Delivery Applicant.]

All fees are subject to change upon notice, and the Custodian may waive or reduce applicable Processing Fees from time to time. In addition, the Custodian may change the Exchange Fee with notice as published on the Fund’s website. In times of increased gold price volatility, the Custodian may reference a more recent price of gold than the most recent quarter end in calculating the Exchange Fee. The Processing Fees must be wired by the Delivery Applicant at the time the Delivery Application is submitted to the Custodian; the fee is fully reimbursable until the Delivery Applicant submits his or her shares to the [Transfer Agent].

See “TAKING DELIVERY OF PHYSICAL GOLD” for more details.

Net Asset Value

[The net asset value of the Fund is the aggregate value of the Fund’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the net asset value of the Fund, the Administrator values the Physical Gold held by the Fund on the basis of the price of an ounce of gold as determined by the afternoon session of the twice daily determination of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed by participants in a physically settled, electronic and tradable auction administered by the ICE Benchmark Administration Limited (“IBA”). The Administrator determines the net asset value of the Fund on each day the Exchange is open for regular trading, at the earlier of the LBMA Gold Price PM for the day or 12:00 PM New York time. If no LBMA Gold Price PM is made on a particular evaluation day or if the LBMA Gold Price PM has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent LBMA Gold Price (AM or PM) is used in the determination of the net asset value of the Fund, unless the Administrator, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such determination. The Administrator also determines the net asset value per share, which equals the net asset value of the Fund, divided by the number of outstanding Shares.]

See “THE TRUST AND THE FUND – Valuation of Gold and Computation of Net Asset Value.”

Fund Expenses

The Fund’s only ordinary recurring expense is expected to be the Sponsor’s Fee of [ ]% of the net asset value of the Fund. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Fund is expected to incur.

The Sponsor’s Fee will accrue daily at an annualized rate of [ ]% of the average daily net asset value of the Fund, paid monthly in arrears. From time to time, the Sponsor may waive all or a portion of the Sponsor’s Fee at its discretion. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees. See “THE TRUST AND THE FUND – Fund Expenses.”

Tax Considerations

An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Fund’s assets and directly receives that share of any Fund income and incurs that share of the Fund’s expenses. Consequently, the sale of Physical Gold by the Fund, including the sale of Physical Gold to generate cash to pay its fees and expenses will be a taxable event for investors. It is expected that, if a Delivery Applicant submits some or all of its Shares to the [Transfer Agent] to take delivery of the underlying Physical Gold represented by those Shares, the exchange will generally not be a taxable event for the Delivery Applicant. See “FEDERAL INCOME TAX CONSEQUENCES-Taxation of U.S. Investors” and “ERISA and Related Considerations.”

Suspension of Issuance, Transfers, Redemptions and Taking Delivery

The Custodian may suspend the delivery or registration of transfers of Shares, or may refuse a particular deposit or transfer at any time, if the Custodian considers it advisable or necessary for any reason, including if the Custodian has informed the Transfer Agent that it is unable to allocate Physical Gold to the Fund Allocated Account. Redemptions by Authorized Participants and delivery of Shares by Delivery Applicants may and, on the direction of the Custodian, shall, be generally suspended or particularly rejected by the Transfer Agent or Custodian, as applicable (1) during any period in which regular trading on the Exchange is suspended or restricted, or the Exchange is closed, or (2) during an emergency as a result of which delivery, disposal or evaluation of Physical Gold is not reasonably practicable or (3) with respect to the delivery of Shares by a Delivery Applicant only, if such action is deemed advisable or necessary by the Custodian for any reason. See “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS - Creation Procedures - Authorized Participants - Rejection of Purchase Orders” and “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS – Redemption Procedures – Authorized Participants – Suspension or Rejection of Redemption Orders.” The [Transfer Agent] shall reject the delivery of Shares by the Delivery Applicant (1) if the number of Shares delivered does not correspond to the number of Shares specified in the pre-approved Delivery Application, (2) if the delivered Shares are not accompanied by proper instructions and by a pre-approved Delivery Application or (3) the number of Troy Ounces represented by the delivered Shares is less than the Troy Ounces to be delivered as specified in the Delivery Application. The Custodian may decline to approve the Delivery Application for any reason, including if Physical Gold specified in the Delivery Application is not expected to be available on the Share Submission Day, including any applicable grace period.

Termination Events	The Trust will terminate and liquidate if certain events occur. See “THE TRUST AND THE FUND – Termination of the Trust.”

Authorized Participants

Authorized Participants may create and redeem Baskets.

Each Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions; (2) be a participant in DTC; (3) have entered into an agreement with the Transfer Agent and the Sponsor (the “Authorized Participant Agreement”); and (4) have established a gold unallocated account with the Custodian. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. The Authorized Participant Agreement also includes procedures for the delivery of unallocated Physical Gold to the Fund in connection with creations and the delivery of unallocated Physical Gold to Authorized Participants in connection with redemptions. A list of the current Authorized Participants can be obtained from the Transfer Agent or the Sponsor.

Clearance and Settlement

The Shares are issued in book-entry form only. The Shares will be evidenced by one or more global certificates that the Transfer Agent will issue to DTC. Transactions in Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this Prospectus.

RISKS RELATED TO GOLD

The Value of Your Shares is Directly Related to the Price of Gold

The value of your Shares fluctuates based upon the price of the Physical Gold held by the Fund. Fluctuations in the price of gold could materially adversely affect your investment in the Shares. This creates the potential for losses, regardless of the period of time that you hold the Shares.

The Shares are intended to track the performance of the price of gold. The value of the Shares relates directly to the value of the Physical Gold owned by the Fund. Therefore, the value of the Shares will fluctuate with the price of gold. The price of gold has fluctuated widely over the past several years. This exposes your investment in Shares to potential losses. Several factors may affect the price of gold and, as a result, the value of the Shares, including the following:

●

Global supply and demand, which is influenced by factors including: (1) forward selling by gold producers; (2) purchases made by gold producers to unwind gold hedge positions; (3) central bank purchases and sales; (4) production and cost levels in major gold-producing countries; and (5) new production projects;

●	Global or regional political, economic or financial events and situations, especially those unexpected in nature;
●	Investors’ expectations regarding future inflation rates;
●	Currency exchange rate volatility;
●	Investment and trading activities of hedge funds and commodity funds;
●	Interest rate volatility; and
●	Other economic variables such as income growth, economic output, and monetary policies.

The Shares have experienced significant price fluctuations. If gold markets continue to be subject to sharp fluctuations, this may result in potential losses if investors needs to sell Shares at a time when the price of gold is lower than it was when the investors made the investment. Even if the investors are able to hold Shares for the long-term, the investors may never experience a profit, since gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

Investors should be advised that there is no assurance that gold will maintain its long-term value in terms of U.S. dollar value in the future. In the event that the price of gold declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

There is No Guarantee that the High Trading Price of Gold is Sustained

The international gold market has experienced historically high trading prices in recent years. Because there can be no assurance that this historically high trading price of gold is sustained, there could be significant decreases in the value of net assets and the net asset value of the Fund.

Prices in the international gold market have reached historically high levels in recent years. The price of gold going forward and, in turn, the future value of net assets of the Fund, may be dependent upon factors that include global gold supply and demand, investors’ inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these, or other factors, may lead to a decrease in gold bullion currency trading prices. A decline in prices of gold would decrease the value of net assets and the net asset value of the Fund.

The Value of the Physical Gold Held by the Fund May be Affected by Discrepancies or Future Changes to the LBMA Gold Price PM

The LBMA Gold Price is determined twice each business day (10:30 a.m. and 3:00 p.m. London time) by the participants in a physically settled, electronic and tradable auction administered by the IBA using a bidding process that determines the price of gold by matching buy and sell orders submitted by the participants for the applicable auction time. The net asset value of the Fund is determined each day the Shares’ principal market, the Exchange, is open for regular trading, using the LBMA Gold Price PM. If the LBMA Gold Price PM has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent LBMA Gold Price (AM or PM) is used in the determination of the net asset value of the Fund. The Fund, the Sponsor, the Trustee and the Administrator do not participate in establishing the LBMA Gold Price. Other trusts backed by gold also use the LBMA Gold Price to determine their asset value. The LBMA Gold Price replaced the London Gold Fix on March 20, 2015 and has become a widely used benchmark for daily gold prices.

In the event that the LBMA Gold Price PM does not prove to be an accurate benchmark, and the LBMA Gold Price PM varies materially from the price determined by other mechanisms, the net asset value of the Fund and the value of an investment in the Shares could be adversely impacted. Any future developments in the benchmark, to the extent they have a material impact on the LBMA Gold Price PM, could adversely impact the net asset value of the Fund and the value of an investment in the Shares. Further, the calculation of the LBMA Gold Price PM is not an exact process. Rather it is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy gold at particular prices. The LBMA Gold Price PM does not therefore purport to reflect each buyer or seller of gold in the market, nor does it purport to set a definitive price for gold at which all orders for sale or purchase will take place on that particular day or time. All orders placed into the auction process by the participants will be executed on the basis of the price determined pursuant to the LBMA Gold Price PM auction process (provided that orders may be cancelled, increased or decreased while the auction is in progress). It is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Gold Price PM on any given date.

The Value of Physical Gold in the Fund Is Limited by the Price of Gold Set by the LBMA

Because Physical Gold in the Fund is valued using the price of gold set by the LBMA regardless of location and type of gold, the value of Physical Gold in the Fund is limited to the price of gold set by the LBMA multiplied by the Fine Ounce content of the Physical Gold.

Physical Gold in the Fund is valued using the price of gold set by the LBMA regardless of location or type of gold. The price of gold commonly quoted by the LBMA refers to the price per Troy Ounce of a London Bar in London. Any Physical Gold that is not a London Bar located in London may obtain a bid price when offered for sale that deviates from the price of gold set by the LBMA. This deviation could be caused by a variety of factors including: (1) the costs associated with the extra fabrication, minting and packaging required for Physical Gold in smaller denominations than a London Bar; (2) market demand from retail buyers for Physical Gold in denominations more manageable than a London Bar; (3) differences in liquidity for different denominations of Physical Gold depending on market location; and (4) increased shipping and handling costs relative to value for Physical Gold in smaller denominations than a London Bar. Nonetheless, the Fund values all Physical Gold at the price of gold set by the LBMA because it is the universally accepted reference price for gold. As a result, the value of Physical Gold in the Fund is limited to the price of gold set by the LBMA multiplied by the Fine Ounce content of the Physical Gold.

Similarly, when investors exchange their Shares for Physical Gold, the Shares also are valued at the price of gold set by the LBMA for purposes of calculating their share in the Fund.

Governmental Actions May Affect the Price of Gold

Future governmental decisions may have significant impact on the price of gold, which may result in a significant decrease or increase in the value of the net assets and the net asset value of the Fund.

Generally, gold prices reflect the supply and demand of available gold. Governmental decisions, such as the executive order issued by the President of the United States in 1933 requiring all persons in the United States to deliver gold to the Federal Reserve or the abandonment of the gold standard by the United States in 1971, have been viewed as having significant impact on the supply and demand of gold and the price of gold. Future governmental decisions may have an impact on the price of gold, and may result in a significant decrease or increase in the value of the net assets and the net asset value of the Fund.

An Investment in the Fund may be More Volatile than an Investment in a Diversified Portfolio

Because the Fund invests only in Physical Gold, an investment in the Fund may be more volatile than an investment in a more broadly diversified portfolio.

The Fund invests only in Physical Gold. As a result, the Fund’s holding are not diversified. Accordingly, the Fund’s net asset value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. The price of gold can be volatile. Fluctuations in the price of gold are expected to have a direct impact on the value of the Shares.

Loss of or Damage to the Fund’s Physical Gold

Physical Gold owned by the Fund may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Fund’s Physical Gold could be lost, damaged or stolen. Access to the Fund’s Physical Gold could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Fund and, consequently, an investment in the Shares.

The Fund does not insure Physical Gold held by the Custodian. Consequently, if there is a loss of assets of the Fund through theft, destruction, fraud or otherwise, the Fund will need to rely on insurance carried by applicable third parties, if any, or on such third party’s ability to satisfy any claims against it. If the Fund’s Physical Gold is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Fund, the responsible party may not have the financial resources sufficient to satisfy the Fund’s claim. For example, as to a particular event of loss, the only source of recovery for the Fund might be limited to the Custodian or other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Fund. The Custodian maintains an all-risk coverage policy insured by the underwriters at Lloyd’s of London. The Custodian’s policy is subject to usual and customary exclusions, and losses could exceed those covered by such policy. Any loss of Physical Gold owned by the Fund, a claim for which is not fully satisfied, will result in a corresponding loss in net asset value, and it is reasonable to expect that such loss will also result in a decrease in the value at which the Shares are traded on the Exchange.

Recovery for Damage to the Fund’s Physical Gold May Be Limited

In the event the Fund’s Physical Gold is lost, damaged, stolen or destroyed, recovery may be limited to the market value of the Physical Gold at the time the loss is discovered, which may negatively affect the value of net assets of the Fund.

If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to the Fund’s Physical Gold held by the Custodian and such loss is found to be the fault of the Custodian, the Fund may not be able to recover more than the market value of the Physical Gold at the time the loss is discovered. If the market value of the Physical Gold increases between the time the loss is discovered and the time the Fund receives payment for its loss and purchases Physical Gold to replace the losses, less Physical Gold will be acquired by the Fund and the value of the net assets of the Fund will be negatively affected.

RISKS RELATED TO THE SHARES

Sales of Gold in the Market Could Adversely Affect the Shares

Substantial sales of gold by central banks, governmental agencies and multi-lateral institutions could adversely affect an investment in the Shares.

Central banks, other governmental agencies and multi-lateral institutions buy, sell and hold gold as part of their reserve assets. This market sector holds a significant amount of gold, some of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise available in the open market. In the event that future economic, political or social conditions or pressures require members of this sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold may not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold may decline which may adversely affect an investment in the Shares.

The Shares May Trade at a Discount or a Premium

The Fund’s Shares may trade at net asset value or at a price that is above or below net asset value. Any discount or premium in the trading price relative to the net asset value per share may widen as a result of the different trading hours of the Exchange and other exchanges.

The Fund’s Shares may trade at, above or below the net asset value per share. The net asset value per share will fluctuate with changes in the market value of Physical Gold owned by the Fund. The trading price of the Shares will fluctuate with changes in the net asset value per share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the net asset value per share may be influenced by non-concurrent trading hours between the Exchange and major gold markets. While the Shares will trade on the Exchange until [4:00 PM (New York time)], liquidity in the market for gold may be reduced after the close of the major world gold markets. As a result, during this time, trading spreads and the resulting discount or premium on the Shares may widen.

There May Not be an Active Trading Market for the Shares

The lack of an active trading market or a halt in trading of the Shares may result in losses on investment at the time of disposition of the Shares.

Although Shares are listed for trading on the Exchange, there can be no assurance that an active trading market for the Shares will develop or be maintained. If an active public market for the Shares does not develop or continue, the market prices and liquidity of the Shares may be adversely affected. If an investor needs to sell Shares at a time when no active market for Shares exists, or there is a halt in trading of securities generally or of the Shares, this will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

The Fund is Not Actively Managed

The Fund does not actively trade gold to take advantage of short-term market fluctuations in the price of gold. An investment in the Fund will yield long-term gains only if the value of gold increases over time.

The Fund does not actively manage the Physical Gold it holds. This means that the Fund does not sell gold at times when its price is high or acquire gold at low prices in the expectation of future price increases. It also means that the Fund does not make use of any of the hedging techniques available to professional gold investors to attempt to reduce the risks of losses resulting from price decreases. Any losses sustained by the Fund will adversely affect the value of your Shares.

The Fund May Suspend Redemptions of Baskets by Authorized Participants Which Could Affect the Market Price of the Shares

There may be situations where the Fund suspends redemptions of Baskets by Authorized Participants. To the extent the value of gold declines, these delays may result in a decrease in the value of the Physical Gold received upon redemption by an Authorized Participant, as well as a reduction in liquidity for all investors in the secondary market.

Although Shares are redeemable by Authorized Participants in exchange for the underlying amount of Physical Gold, redemptions by Authorized Participants may be suspended during any period while regular trading on the Exchange is suspended or restricted, or in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate Physical Gold. If any of these events occurs at the time of a redemption by an Authorized Participant, and the price of gold decreases before the redemption occurs, an Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the Physical Gold received from the Fund upon the redemption of its Shares, had the redemption taken place when it was originally intended to occur. As a consequence, Authorized Participants may reduce their trading in Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and the price an investor may receive upon sale.

The Fund May Suspend or Reject the Surrender of Shares for Physical Gold, Which Could Affect the Market Price of the Shares

There may be situations where the Fund suspends or rejects the surrender of Shares for Physical Gold. To the extent the value of gold declines, these delays may result in a decrease in the value of the Physical Gold received by a Delivery Applicant, as well as a reduction in liquidity for all investors in the secondary market.

The surrender of Shares for Physical Gold may be suspended or rejected by the Fund during any period while regular trading on the Exchange is suspended or restricted, in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate Physical Gold, or, with respect to the surrender of Shares by a Delivery Applicant only, as deemed necessary or advisable by the Custodian. In addition, the Transfer Agent shall reject the delivery of Shares by the Delivery Applicant: (1) if the number of Shares delivered does not correspond to the number of Shares specified in the pre-approved Delivery Application; (2) if the delivered Shares are not accompanied by proper instructions or by a pre-approved Delivery Application; or (3) the number of Troy Ounces represented by the delivered Shares is less than the Troy Ounces to be delivered specified in the Delivery Application. Additionally, the Custodian may decline to approve a Delivery Application for any reason. If any of these events occurs at the time that a Delivery Application has been received, and the price of gold decreases before the Delivery Application is processed, a Delivery Applicant will sustain a loss with respect to the amount of Physical Gold that it would have been able to obtain from the Fund in connection with the surrender of the Delivery Applicant’s Shares had the surrender taken place when it was originally intended to occur. In addition, there may be a reduction in the trading of Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and the price an investor may receive upon sale.

The Withdrawal of an Authorized Participant and Substantial Redemptions by Authorized Participants May affect the Liquidity of the Shares

The liquidity of the Shares also may be affected by substantial redemptions by Authorized Participants related to or independent of the withdrawal from participation of Authorized Participants.

In the event that there are substantial redemptions of Shares or one or more Authorized Participants with a substantial interest in the Shares withdraws from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on investment.

Concerns about the LBMA Gold Price PM May Impact the Price of Shares

If concerns about the integrity or reliability of the LBMA Gold Price PM arise, even if eventually shown to be without merit, such concerns could adversely affect investor interest in gold and therefore adversely affect the price of gold and the value of an investment in the Shares.

Because the net asset value of the Fund is determined using the LBMA Gold Price PM, discrepancies in, or manipulation of the calculation of the LBMA Gold Price PM could have an adverse impact on the value of an investment in the Shares. Furthermore, any concern about the integrity or reliability of the pricing mechanism could disrupt trading in gold and products using the LBMA Gold Price PM, such as the Shares. In addition, these concerns could potentially lead to changes in the manner in which the LBMA Gold Price PM is calculated and/or the discontinuance of the LBMA Gold Price PM altogether. Each of these factors could lead to less liquidity or greater price volatility for gold and products using the LBMA Gold Price PM, such as the Shares, or otherwise could have an adverse impact on the trading price of the Shares.

Competition From Other Methods of Investing in Gold

An investment in the Shares may be adversely affected by competition from other methods of investing in gold.

The Fund competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Fund. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in gold directly, which could limit the market for and reduce the liquidity of the Shares.

Other Investment Vehicles May Cause a Decline in the Price of Gold

The price of gold may be affected by the sale of Exchange Traded Vehicles (“ETVs”) tracking gold markets, which could negatively affect gold prices and the price and net asset value of the Shares.

To the extent existing exchange traded funds (“ETFs”) or other ETVs tracking gold markets represent a significant proportion of demand for gold, large redemptions of the securities of these ETFs or other ETVs could negatively affect gold prices and the price and net asset value of the Shares.

Financial Crises May Result in a Decline in the Price of Gold

Crises may motivate large-scale sales of gold which could decrease the price of gold and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect an investment in the Shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of gold largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair gold’s price performance which would, in turn, adversely affect an investment in the Shares.

Factors that May Cause a Decline in the Price of Gold

Several factors may have the effect of causing a decline in the price of gold and a corresponding decline in the price of Shares, including:

●

A significant increase in gold hedging activity by gold producers. Should there be an increase in the level of hedge activity of gold producing companies, it could cause a decline in world gold prices, adversely affecting the price of the Shares;

●

A significant change in the attitude of speculators and investors towards gold. Should the speculative community take a negative view towards gold, it could cause a decline in world gold prices, negatively impacting the price of the Shares;

●	A widening of interest rate differentials between the cost of money and the cost of gold could negatively affect the price of gold which, in turn, could negatively affect the price of the Shares; and

●

A combination of rising money interest rates and a continuation of the current low cost of borrowing gold could improve the economics of selling gold forward. This could result in an increase in hedging by gold mining companies and short selling by speculative interests, which would negatively affect the price of gold. Under such circumstances, the price of the Shares would be similarly affected.

The Sale of Physical Gold by the Fund May Cause a Decline in the Value of the Shares

The amount of Physical Gold represented by the Shares will continue to be reduced during the life of the Fund due to the sales of Physical Gold necessary to pay the Fund’s expenses irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of gold.

Each outstanding Share represents a fractional, undivided interest in the Physical Gold held by the Fund. The Fund does not generate any income and regularly sells Physical Gold to pay for its ongoing expenses. Therefore, the amount of Physical Gold represented by each Share has gradually declined over time. This is also true with respect to Shares that are issued in exchange for additional deposits of Physical Gold into the Fund, as the amount of Physical Gold required to create Shares proportionately reflects the amount of Physical Gold represented by the Shares outstanding at the time of creation. Assuming a constant gold price, the trading price of the Shares is expected to gradually decline relative to the price of gold as the amount of Physical Gold represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of Physical Gold represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of gold.

The Fund’s Physical Gold May be Sold At Times of Low Gold Prices

The sale of the Fund’s Physical Gold to pay expenses at a time of low gold prices could adversely affect the value of the Shares.

Gold held by the Fund may be sold by the Fund to pay Fund expenses on an as-needed basis irrespective of then-current gold prices. The Fund is not actively managed, and no attempt will be made to buy or sell gold to protect against or to take advantage of fluctuations in the price of gold. Consequently, the Fund’s Physical Gold may be sold at a time when the gold price is low, resulting in a negative effect on the value of the Shares.

Operational Problems May Cause a Decline in the Trading Price of the Shares

The value of the Shares could decline if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Fund’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

A Share Submission is Irrevocable

An investor’s instruction to a broker-dealer to transfer Shares to the Fund in a Share Submission cannot be changed.

A Delivery Applicant wishing to deliver Shares of the Fund in exchange for Physical Gold must submit to the Custodian a Delivery Application and the Processing Fees through its broker-dealer. The Delivery Application is not binding until Shares are delivered to the Fund. Upon pre-approval of the Delivery Application by the Custodian, the Custodian will send a copy of the pre-approved Delivery Application to the Transfer Agent. A Delivery Applicant shall instruct its broker-dealer to transfer Shares to the Transfer Agent; the submission and transfer by the broker-dealer is a binding and irrevocable Share Submission in accordance with the details specified on the pre-approved Delivery Application. Once the Transfer Agent has received a Delivery Applicant’s Share Submission and, if the Delivery Applicant has requested Physical Gold in denominations other than those held by the Custodian at the time of the Delivery Application, once the Transfer Agent has received a confirmation certified by the Custodian that an over-the-counter transaction has been entered into providing for the exchange of Physical Gold held by the Fund for Physical Gold specified by the Delivery Applicant, Physical Gold is selected or acquired by the Custodian and then released from the Fund for delivery to the Delivery Applicant according with the instructions in the Delivery Application. Once the Shares have been submitted, a Share Submission may no longer be revoked by the Delivery Applicant under any circumstances, though the Share Submission may be rejected by the Transfer Agent or the Custodian under certain circumstances.

Delivery of Physical Gold to Delivery Applicants Taking Delivery of Physical Gold for their Shares May Take Considerable Time

The Custodian will deliver Physical Gold to Delivery Applicants in exchange for their Shares. A delay in the delivery of Physical Gold to Delivery Applicants could result in losses if the price of gold declines.

The Custodian will arrange for the delivery of Physical Gold to Delivery Applicants in exchange for their Shares. After a Delivery Applicant irrevocably submits Shares to exchange for Physical Gold, either the Transfer Agent will instruct the Custodian to deliver Physical Gold to the Delivery Applicant or, if the Delivery Applicant requests Physical Gold in denominations other than those held by the Custodian at the time of the Delivery Application, the Custodian will enter into an over-the-counter transaction on the business day following the Share Submission Day to exchange Physical Gold the Fund holds for Physical Gold specified by the Delivery Applicant. Because delivery time depends on many factors, including the types of Physical Gold requested and the delivery method chosen, considerable time may elapse by the time Delivery Applicants receive their Physical Gold. Further, because shipments of Physical Gold may be broken down into multiple smaller shipments, it may take additional time for the Delivery Applicant to receive all of the requested Physical Gold. A delay in the delivery of Physical Gold to Delivery Applicants could result in losses if the price of gold declines.

Suspension or Rejection of the Surrender of Shares

If the Fund suspends or rejects a surrender of Shares for Physical Gold, a shareholder may have no alternative but to sell Shares on the open market and thus incur brokerage costs and be subject to potential tax consequences.

If the Fund suspends the surrender of Shares or rejects the delivery of Shares under a Delivery Application, a Shareholder who wishes to redeem Shares may have no alternative but to sell Shares on the open market. Such a sale of Shares will involve brokerage costs and may result in tax consequences to the Shareholder.

The Creation and Redemption Process May Result in a Decline in the Price of Shares

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the Shares closely linked to the price of gold may not exist and, as a result, the price of the Shares may fall.

If the processes of the creation and redemption of Shares by Authorized Participants (which depend on timely transfers of Physical Gold to and by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying gold may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of gold and may fall.

A Delivery Applicant Bears the Risk of Loss in Connection with the Delivery of Physical Gold

A Delivery Applicant that suffers loss of, or damage to, its Physical Gold during delivery will not be able to claim damages from the Fund, the Trust, the Trustee, the Transfer Agent, the Custodian or the Sponsor.

Upon the release of Physical Gold from the Fund for forwarding to the Delivery Applicant, the Delivery Applicant’s Physical Gold is transported by either a conventional shipping carrier such as the Federal Express or United Parcel Service, or an armored transportation service engaged by or on behalf of the investor (the “Delivery Service Provider”). Because ownership of Physical Gold will transfer to the Delivery Applicant at the time the Custodian surrenders Physical Gold to the Delivery Service Provider, the Delivery Applicant will bear the risk of loss from the time the Delivery Service Provider assumes possession of Physical Gold on the Delivery Applicant’s behalf. In the event of any loss or damage in connection with the delivery of Physical Gold after such time, the Delivery Applicant will have no claim against the Fund, the Trust, the Trustee, the Transfer Agent, the Custodian or the Sponsor but may have a claim against the Delivery Service Provider.

In addition, upon receipt of Physical Gold, the Delivery Applicant will have [five (5)] business days, or such shorter or longer period as may be specified in the Delivery Application from time to time, following the receipt of the Physical Gold to notify the Custodian in writing of any complaints or objections concerning the shipment, delivery or receipt of the Physical Gold. In the absence of any such objection or complaint, the Delivery Applicant is deemed to have accepted receipt of the Physical Gold in full satisfaction of the Physical Gold due the Delivery Applicant and to have waived any and all claims the Delivery Applicant may have concerning the Physical Gold received by the Delivery Applicant.

Physical Gold May Not Be Available in the Requested Sizes

There is no guarantee that Physical Gold is available in specified sizes, which may result in a Delivery Applicant paying higher or lower Processing Fees.

The Fund holds Physical Gold. To facilitate a Delivery Applicant’s ability to exchange Shares for Physical Gold of certain denominations, the Custodian will engage in an over-the-counter transaction to exchange the Fund’s Physical Gold for Physical Gold of different denominations. There is no guarantee that, at the time that the Custodian seeks to exchange the Fund’s Physical Gold for the denominations of Physical Gold requested by the Delivery Applicant in the Delivery Application, such Physical Gold is available. As a result, it may be necessary for a Delivery Applicant to wait for such Physical Gold to be available. If the Custodian determines that the desired Physical Gold is not available, the Custodian will advise the Delivery Applicant. At that time, the Custodian may offer the Delivery Applicant Physical Gold that is different from the Physical Gold specified in the Delivery Application that comprises the same Troy Ounce content. If the Delivery Applicant accepts different Physical Gold than that specified in the Delivery Application, a new Delivery Application would need to be completed and it may result in higher or lower Processing Fees. However, the difference between the value of a Delivery Applicant’s Shares and the value of Physical Gold to be delivered to the Delivery Applicant (the “Cash Proceeds”) is not impacted because the total Troy Ounce component of the Physical Gold will not change unless otherwise agreed to by the Delivery Applicant. During times of high demand for gold in the market, Processing Fees may be updated frequently and may be updated after the time a Delivery Applicant submits an application before it is pre-approved; in this case, the Delivery Applicant may have to pay a higher Processing Fee to have the Delivery Application pre-approved.

Physical Gold Delivered upon Taking Delivery in Exchange for Shares May Need to be Reassayed

If a Delivery Applicant requests that Physical Gold be delivered to a destination that is outside the “chain of integrity,” the Physical Gold may need to be re-assayed, which could result in additional costs for the Delivery Applicant and potential delays in assaying the Physical Gold.

Physical Gold may need to be re-assayed should it leave the Custodian. 1 Ounce Bars and 10 Ounce Bars may be accepted by some dealers without re-assaying should the bars appear in excellent condition and/or remain in the mint’s original packaging. However, Delivery Applicants should be aware that dealers may charge a fee to re-assay any bar for any reason.

Limited Investor Rights

As an investor, you will not have the rights normally associated with ownership of Shares of other types of investment vehicles. For example, you will have extremely limited voting rights in comparison to those of shareholders in traditional operating companies.

The Trust is a passive investment vehicle with no management and no board of directors. Thus, the Shares are not entitled to the same rights as Shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring Shares, you are not acquiring the right to elect directors, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of Shares, such as the right to bring “oppression” or “derivative” actions. You will only have the extremely limited rights described under “Description of the Shares.”

Absence of 1940 Act and Commodity Exchange Act Protections

Investors will not have the protections normally associated with ownership of Shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The Fund is not registered as an investment company under the 1940 Act and is not required to register thereunder. Consequently, investors do not have the regulatory protections provided to investors in investment companies. The Fund will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Fund is not a commodity pool for purposes of the Commodity Exchange Act, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator, or a commodity trading advisor, in connection with the Shares. Therefore, investors will not have the regulatory protections provided to investors in instruments or commodity pools regulated by the Commodity Exchange Act.

Termination and Liquidation May Be Required

The Fund may be required to terminate and liquidate at a time that is disadvantageous to investors.

If the Fund is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to investors, such as when gold prices are lower than the gold prices at the time when investors purchased their Shares. In such a case, the Fund’s Physical Gold may be sold as part of the Fund’s liquidation and the resulting proceeds distributed to investors is less than if gold prices were higher at the time of the sale.

RISKS RELATED TO THE CUSTODY OF GOLD

The Fund’s Ability to Recover Losses from the Custodian is Limited

The limited liability of the Custodian under the agreement with the Trust may impair the ability of the Fund to recover losses concerning its Physical Gold and any recovery may be limited, even in the event of fraud, to the market value of the Physical Gold at the time the fraud is discovered.

The liability of the Custodian is limited under the Custody Agreement. Under the agreements between the Sponsor and the Custodian that establish the Fund Unallocated Account and the Fund Allocated Account, the Custodian is liable only for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited to the market value of the Physical Gold held in the Fund Allocated Account and the Fund Unallocated Account at the time such negligence, fraud or willful default is discovered by the Custodian or notified to the Custodian. In addition, under an unallocated account agreement between the Authorized Participant and the Custodian or, if the Authorized Participant uses another custodian, that custodian, the Custodian or the Authorized Participant’s custodian may not be contractually or otherwise liable for any losses suffered by any Authorized Participant or investor. Moreover, the terms of the Authorized Participant’s unallocated account agreement may have other terms that may limit the recovery of the Authorized Participant’s losses from the Custodian or the Authorized Participant’s custodian.

Investors Do Not Have the Right to Assert a Claim Against the Custodian

Investors and Authorized Participants lack the right under the Custody Agreement to assert claims directly against the Custodian, which significantly limits their options for recourse.

Neither the investors nor any Authorized Participant will have a right under the Custody Agreement to assert a claim of the Sponsor against the Custodian. Claims under the Custody Agreement may only be asserted by the Sponsor on behalf of the Fund.

A Failure by the Custodian to Exercise Due Care with Respect to Physical Gold Could Result in a Loss to the Fund

The Fund will rely on the Custodian for the safekeeping of essentially all of the Fund’s Physical Gold. As a result, failure by the Custodian to exercise due care in the safekeeping of the Fund’s Physical Gold could result in a loss to the Fund.

The Fund is reliant on the Custodian for the safekeeping of essentially all of the Fund’s Physical Gold. The Fund is not liable for the acts or omissions of the Custodian. The Fund has no obligation to monitor the activities of the Custodian other than to receive and review reports prepared by the Custodian pursuant to the Custody Agreement. In addition, the ability to monitor the performance of the Custodian may be limited because under the Custody Agreement the Sponsor and any accountants or other inspectors selected by the Sponsor have only limited rights to visit the premises of the Custodian for the purpose of examining the Fund’s Physical Gold and certain related records maintained by the Custodian. As a result of the above, any failure by the Custodian to exercise due care in the safekeeping of the Fund’s Physical Gold may not be detectable or controllable by the Fund and could result in a loss to the Fund.

Baskets May Be Issued for More or Less Physical Gold than Required

In issuing Baskets, the Transfer Agent will rely on certain information received from the Custodian which is subject to confirmation after the Transfer Agent has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of Physical Gold that is more or less than the amount of Physical Gold required to be deposited with the Fund.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Transfer Agent will rely on information reporting the amount of Physical Gold credited to the Fund’s accounts that it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Transfer Agent is incorrect, the amount of Physical Gold actually received by the Fund may be more or less than the amount required to be deposited for the issuance of Baskets.

Any Indemnification that the Fund is Required to Pay May Adversely Affect the Value of the Shares

The value of the Shares are adversely affected if the Fund is required to indemnify the Sponsor, the Trustee or the Custodian as contemplated in the Trust Agreement and the Custody Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Fund for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Similarly, the Custody Agreement provides for indemnification of the Custodian by the Fund under certain circumstances. That means that it may be necessary to sell assets of the Fund to cover losses or liability suffered by the Sponsor, the Trustee or the Custodian. Any sale of that kind would reduce the net asset value of the Fund and the value of the Shares.

Custodian Is Not Subject to Specific Governmental Regulatory Supervision

The gold custody operations of the Custodian are not subject to specific governmental regulatory supervision.

The Custodian is responsible for the safekeeping of the Fund’s Physical Gold that the Custodian allocates to the Fund in connection with the creation of Baskets by Authorized Participants. The Custodian also facilitates the transfer of Physical Gold in and out of the Fund through unallocated gold accounts it maintains for the Fund and may maintain for Authorized Participants. Accordingly, the Fund is dependent on the Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its gold custody operations in order to keep the Fund’s Physical Gold secure.

GENERAL RISK

The Fund’s Service Providers May Not Carry Adequate Insurance

The Trustee, the Cash Custodian, the Transfer Agent, the Marketing Agent, the Sponsor, the Authorized Participants, the Exchange, and the Fund’s other service providers and counterparties (the “Service Providers”) engaged by the Fund may not carry adequate insurance to cover claims against them by the Fund, which could adversely affect the value of net assets of the Fund.

The Trustee, Transfer Agent, Cash Custodian, Administrator, Marketing Agent and other Service Providers engaged by the Fund maintain such insurance as they deem adequate with respect to their respective businesses. Investors cannot be assured that any of the aforementioned parties will maintain any insurance with respect to the Fund’s assets held or the services that such parties provide to the Fund and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Fund.

Accordingly, the Fund will have to rely on the efforts of the service provider to recover from their insurer compensation for any losses incurred by the Fund in connection with such arrangements.

Uncertainty Regarding the Effects of the Russia-Ukraine and Middle East Conflicts

The Fund as well as the Sponsor and its service providers are vulnerable to the effects of geopolitical events, including the conflict in the Middle East, the continuation of the war in Ukraine and other hostilities.

Geopolitical events, including the conflict in the Middle East, the continuation of the war in Ukraine and other hostilities could disrupt and potentially impact the business activities of the Sponsor and its service providers and have an adverse effect on the Fund.

On October 7, 2023, militants from Gaza attacked Israeli towns, killed Israeli civilians and soldiers and took hostages. In response to the attack, Israel declared war against Hamas, attacking Hamas and Islamic targets in Gaza. The conflict has escalated in the past year, and Israel is fighting adversaries across the Middle East, including Hezbollah in Lebanon and the Houthis in Yemen and Iran. The responses of countries and political bodies to these events, the larger overarching tensions, Israel’s military response and the potential for wider conflict may increase financial market volatility generally, have adverse effects on regional and global economic markets, and cause volatility in the price of gold and the price of the Shares. In addition, the conflict, along with any global political fallout and implications including sanctions, collateral war damage, and a potential expansion of the conflict, could disturb the gold market.

In late February 2022, Russia launched an invasion of Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west. On March 7, 2022, in response to the Russian hostilities in the Ukraine, LBMA suspended six Russian refiners; as a result, new production by such refiners were no longer be accepted as “Good Delivery” by the LBMA. The bars these refiners previously produced will still be considered Good Delivery, consistent with past suspensions of refiners by the LBMA. However, fewer suppliers to the LBMA may lead to a lower supply of Good Delivery gold and further volatility in the price of gold.

Following an announcement at the G7 Summit to collectively ban the import of Russian gold, the United Kingdom (“UK”) passed regulations which prohibit the direct or indirect (i) import of gold that originated in Russia, (ii) acquisition of gold that originated in Russia or is located in Russia and (iii) supply or delivery of gold that originated in Russia, all after July 21, 2022. Similarly, U.S. regulations prohibit the import of gold of Russian origin into the United States on or after June 28, 2022 and European Union regulations prohibit the direct or indirect import, purchase or transfer of gold if it originates in Russia and has been exported from Russia after July 22, 2022. On August 3, 2022, Switzerland announced sanctions that ban buying, importing or transporting gold and gold products from Russia, as well as services in connection with said gold and gold products. Although it is not possible to predict the impact that these sanctions may have, such sanctions could impact the operations of the Fund and its service providers and could significantly harm the value of the Fund’s Shares.

The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have adverse effects on regional and global economic markets, and cause volatility in the price of gold and the price of the Shares. In addition, the conflict in Ukraine, along with global political fallout and implications including sanctions, collateral war damage, and a potential expansion of the conflict beyond Ukraine’s borders, could disturb the gold market.

Information System Disruptions Could Adversely Affect the Fund’s Record Keeping and Operations

The Fund relies on the information and technology systems of the Service Providers, each of which could be directly or indirectly adversely affected by information systems interruptions, cybersecurity attacks or other disruptions, which in turn could have a material adverse effect on the Fund.

The Fund and the Service Providers are susceptible to operational, information security and related cybersecurity risks both directly and through their own service providers. Cyber incidents can result from deliberate attacks or unintentional events. They include, but are not limited to, gaining unauthorized access to systems, corrupting or destroying data, and causing operational disruption. Geopolitical tensions may increase the scale and sophistication of deliberate attacks, particularly those from nation-states or from entities with nation-state backing.

Cybersecurity incidents may cause disruptions and impact business operations. They may result in any of the following: financial losses (including loss or theft of Fund assets), interference with the Fund’s ability to calculate its net asset value, disclosure of confidential information, impediments to trading, submission of erroneous trades or erroneous creation or redemption orders, the inability of the Fund or the Service Providers to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and other legal and compliance costs. In addition, cyber incidents may render records of Fund assets and transactions, shareholder ownership of the Shares, and other data integral to the functioning of the Fund inaccessible, inaccurate or incomplete. The Fund may incur substantial costs in order to resolve or prevent cyber incidents.

Conflicts of Interest May Exist

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Fund.

Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Fund and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Fund and its shareholders. As an example, the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Fund.

USE OF PROCEEDS

Proceeds received by the Fund from the issuance and sale of Baskets consist of Physical Gold deposits. Such Physical Gold deposits are held by the Custodian on behalf of the Fund until (1) distributed to Authorized Participants in connection with redemptions of Baskets, (2) distributed or exchanged for distribution to a Delivery Applicant in connection with a Delivery Application, or (3) sold to pay Fund expenses and liabilities not assumed by the Sponsor. See “THE TRUST AND THE FUND– Fund Expenses.”

THE GOLD INDUSTRY1

Brief history of gold

From its original use in jewelry and decorative arts to its later role as a standard trading medium and storage of value, gold has in many ways shaped the course of human history. It has been blamed for triggering countless wars, underpinned explorations and adventures, inspired arts creations, and has been instrumental in the development of the world’s economies and exchange systems. Today, gold is still treasured worldwide for its lustrous beauty, scarcity and durability. It remains a key component of many countries’ official reserves and has retained its importance within jewelry making.

Early history of gold

Because of its luster and beauty, combined with its scarcity, gold naturally became popular with early civilizations, which intuitively placed a high value on gold. As such, gold became a key component in jewelry and decorations. Indeed, the history of gold jewelry stretches back thousands of years: archeologists have found elaborate gold art objects and jewelry dating back to around 3000 B.C.; the earliest known use of gold to adorn Ancient Egyptian kings is circa 2500 B.C.

Along with its aesthetic attributes and scarcity, gold exhibits desirable physical characteristics as a trading medium: great malleability and durability. Gold had played the role as a storage of value even before it was accepted as money. The earliest known gold-to-silver value ratio dates back to Ancient Egypt, where it is stated in the Code of Menes: “one part of gold is equal to two and one half parts of silver in value.”

Gold history as money asset

As gold extraction and processing developed, its unique attributes became evermore apparent. Gold is an easy metal to work with - it is often discovered in a virtually pure and workable state, making it easy to be melted, processed, and formed into standardized shapes. As a unit of value, gold therefore displays high levels of portability and measurability. Moreover, as compared to other perishable commodities that have historically been used as mediums of exchange (i.e., cattle, furs and tobacco), gold is much more durable; in addition to its malleability, gold is resistant to corrosion and tarnish, allowing gold to retain an intrinsically stable value.

What follows is a condensed chronology of the use of gold as a monetary asset:

Around 1500 B.C., the Shekel, a coin containing two-thirds gold and one-third silver, became a standard measure unit in the Middle East. In 1091 B.C., King Cheng of Zhou Dynasty in China legalized small gold squares as a form of money. About 600 B.C., Greek city-states started to mint gold coins for trade. By about 560 B.C., the first coins made purely from gold started to circulate in the Kingdom of Lydia (today’s western Turkey). As the Lydians were able to separate the gold from the silver, the King of Lydia at the time, Croesus, issued the world’s first bi-metallic coinage with both gold and silver coins.

Around 50 B.C., the Roman Empire started to issue a gold coin called the Aureus. In 1284, Great Britain issued its first gold coin, the Florin, and in 1377, shifted to a monetary system based on gold and silver.

The U.S. introduced its first gold coin in 1787. The Gold Standard Act, passed in 1900, established gold as the only standard for redeeming paper money. The Federal Reserve Act of 1913 required that Federal Reserve Notes be backed 40% by gold. In 1944, the Bretton Woods agreement, signed by 44 nations and verified by the U.S. Congress, established a gold exchange standard that set the obligation of each member country to maintain the exchange rate of its currency within a fixed value in terms of gold; on August 15, 1971, President Richard Nixon terminated the convertibility of the U.S. dollar into gold.

1 Data referenced in this section is based on Thomson Reuters GFMS Gold Survey 2017 unless otherwise stated.

Gold supply and demand

Gold demand

Today, gold is used as both a commodity and a store of value. The first category includes gold jewelry and gold that has been manufactured into industrial products. The second category includes gold reserves held by the official sector and private investors.

Jewelry demand

Jewelry demand has historically accounted for the largest component of total gold demand. At the end of 2017, the estimated total existing above-ground stock of gold amounted to 6.1 billion Ounces2, and about half of the estimated total has been used in jewelry.

The motivation behind gold jewelry demand differs in various regions of the world. In the developed countries, gold jewelry is primarily bought for adornment purposes, while in the developing world, gold jewelry has also been used as a store of value. India, East Asia (excluding Japan) and the Middle East are the major gold jewelry markets by volume in the developing world; gold jewelry is generally of higher cartage and the price more closely reflects the value of gold in these regions compared to developed countries.

Gold jewelry demand on average has been around 70.1 million Ounces per year from the period of 2010 to 2024. Total annual jewelry demand amounted to 64.4 million Ounces in 2024. The largest decline was in 2020, down 38.5% or 21.9 million Ounces. Gold jewelry demand, as a proportion of total gold demand was 60.4% in 2013 before falling to 44% in 2024. In 2024, gold jewelry demand, as a proportion of total demand, decreased by 4.8% from 2023.

Industrial and medical demand

In addition to its application in jewelry, gold has been widely used in manufacturing and medical treatment. In 2024, 7.2% of gold demand came from industrial fabrication. From the period of 2010 to 2024, over 70% of industrial demand has been derived from electronic component manufacturing, in large part due to gold’s high electronic conductivity and natural resistance to corrosion. Gold is also used for industrial decoration, such as gold plating and coating.

Industrial use of gold is more common in the developed world, whereas most of the gold fabrication in developing nations is typically for jewelry. Demand for gold used in electronics manufacturing fell sharply in 2009, down 11.7% from 2008, likely caused by weak economic conditions, but it rebounded 17.3% in 2010. From 2010 thereafter, demand for gold used in electronics fell every year between 2010 and 2016, before fluctuating in the following years: 8.7 million Ounces in 2017, 8.8 million in 2018, 8.6 million in 2019, 8.2 million in 2020, 9.0 million in 2021, 8.3 million in 2022, 8.0 million in 2023, and rising again to 8.7 million Ounces in 2024.

Additionally, gold has long been used for medical and dental purposes. Its outstanding bio-compatibility, malleability and resistance to bacterial colonization make it a well-suited material for various biomedical applications in the human body. Dental use is the primary medical application. Other medical uses include gold wires used in heart transplants and gold-plated stents to support blood vessels. Demand for gold from this sector was down slightly in recent years.

2 Source: World Gold Council (also for subsequent industry data, unless otherwise annotated).

Investment demand

As of 2024, around 2.8 billion Ounces of above-ground gold was held as an investment or store of value, accounting for 40.0% of the estimated total, under half of which was held by the official sector. In 2024, the official stock purchased by the official sector was 33.9 million Ounces.

Central banks and supranational organizations (e.g., the International Monetary Fund (“IMF”) and Bank of International Settlements (“BIS”)) hold gold as part of their reserve assets. Central banks affect the gold market through buying, selling and lending, as well as swaps and other derivative activities.

Gold is also favored by the private sector as a store of value and a means of investment. Unlike equities, bonds and currencies, gold does not run the risk of issuers’ default or mismanagement and is not a liability of any government or corporation. Many investors may consider gold to be a safe haven investment, a portfolio diversifier and inflation hedge.

Over the past decade, there has been a steady rise in the number of investors worldwide holding gold. A large part of this trend has been the advent and proliferation of gold-tracking exchange-traded funds, which allow investors greater access to investments in gold. In 2024, ETF investment demand was -0.2% of the total annual gold demand, as compared to -5.4% in 2023.

Sources of gold supply

Sources of gold supply include mine production, secondary supply from recycled gold and official sector sales.

Mine production

The largest portion of gold supply comes from mine production, including gold produced both from primary deposits and from secondary deposits where the gold is mined as a by-product. All the recorded gold ever mined in human history amounts to approximately 6.9 billion Ounces, or 216,265 metric tons. To put this in perspective, if every single ounce of this gold were placed next to each other, the resulting cube of pure gold would only measure around 22 metres on each side, says World Gold Council.

Gold is produced from mines on every continent except Antarctica (where mining is forbidden by the Antarctica Treaty). South Africa used to be the world’s largest gold producing country. At its peak in the early 1970s, South Africa contributed over 70% of world production. However, over the past four decades, South African output has been declining while other countries have expanded gold mining considerably.

Over recent years, gold has been increasingly mined in developing countries; China is currently the world’s largest gold producing country. Other notable gold producing countries include Australia, Russia and South Africa. In 2024, global mine production amounted to 117.7 million Ounces, which was 0.6 million Ounces more than the year prior.

Recycled gold

Recycled gold, or scrap gold, is the second largest source of gold supply. Gold’s indestructibility means it can be recovered from recycled jewelry and industrial products. This gold can then be melted, refined and cast into bullion bars for resale in the gold market. Supplies emanating from recycled gold have risen steadily in the past two decades and are predominantly sourced from recycled gold jewelry.

Recycled gold supply is highly affected by gold prices and economic conditions. Supplies reached elevated levels during the 1997–1998 Asian financial crisis and hit a record of 53.7 million Ounces in 2010, spurred by the global financial crisis and rising gold prices. Since then, the total amount of scrap gold has decreased to 44.0 million Ounces in 2024.

In 2016, the most recent year for which comprehensive data is available, China, India, and Turkey are the three largest countries supplying recycled gold, accounting for 34.8% of total recycled gold recovered. China is now the largest scrap-supplying nation, supplying 7.5 million Ounces, or 18.3% of total secondary supply, in 2016. India and Turkey contributed 10.4% and 6.1% to the total secondary gold supply, respectively, in 2016.

Official sector sales

Approximately 17.5% of total above-ground gold stock is held by the official sector, a proportion that had declined over recent years before the global financial crisis. During 1989–2007, official sector sales outstripped annual purchases, meaning the official sector became a net seller of gold to the private sector.

From 1989 to 2007, the official sector supplied an approximate total of 238.8 million Ounces in gold to the private sector. In 1999, the European Central Bank and 14 other central banks signed the first Central Bank Gold Agreement (the “CBGA”). The signatory institutions agreed not to enter the gold market as sellers except for already decided sales. In the second CBGA, Bank of Greece replaced the Bank of England. In August 2009, 19 central banks announced the third CBGA. Under this agreement, the annual ceiling for gold sales was reduced to 12.9 million Ounces.

Since the onset of the financial crisis, the official sector reversed its role as a net seller over the previous nineteen years. From 2008 to 2013, the official sector was a net purchaser of 60.0 million Ounces of gold. Central banks of major developing economies, including the People’s Bank of China, the Reserve Bank of India and the Russian central bank, have substantially increased gold reserves. In September 2009, the IMF Executive Board approved the sale of 13.0 million Ounces, approximately one-eighth of the IMF’s total holdings of gold, to help boost its lending resources. The IMF completed the gold sales program in December 2010. In 2024, Kazakhstan decreased their gold reserves by 10.2 million Ounces and Turkey increased their gold reserves by 79.7 million Ounces.

The gold market and price movement

Global gold trade consists of the over-the-counter (“OTC”) market, the futures and options markets and the London interbank market.

OTC market

The OTC market accounts for the largest percentage of global gold trading volume. It trades on a 23-hour per business day continuous basis and provides a relatively flexible market in terms of quotes, size, price, destinations for delivery and other factors. The standard trade size ranges between 5,000 and 10,000 Ounces.

OTC market makers include the nine market-making members of the LBMA, and the main centers are London, New York, and Zurich. Market participants include jewelry manufacturers, mining companies, central banks, investors and speculators. Liquidity in the OTC market varies during the day, with the most liquid time periods generally occurring in New York business day mornings, when trading hours in European time zones overlap with trading hours in the United States.

The London bullion market is the largest wholesale OTC market for gold and is operated by the LBMA, which acts as the principal point of contact between the market and its regulators. Gold bars must meet the requirements defined by the LBMA.

Futures and options exchanges

The major futures and options exchanges include the New York Commodities Exchange (the “COMEX”) (an affiliate of the Chicago Mercantile Exchange, Inc.), the Multi Commodity Exchange of India (the “MCX”), the Tokyo Commodities Exchange (the “Tocom”), and the Shanghai Futures Exchange. Other leading exchanges for gold derivatives trading include NYSE Liffe and Dubai Gold & Commodities Exchange. Gold futures and options are traded on these exchanges in standardized transaction sizes and delivery dates. Only a small portion of the gold futures market turnover is typically physically delivered.

The COMEX is the largest gold futures and options exchange. In 2024, total gold futures and options contract volume amounted to 60.2 million and 12.2 million contracts, respectively3. In 2007, the Chicago Mercantile Exchange merged with the Chicago Board of Trade to form the Chicago Mercantile Exchange Group (the “CME Group”), and in 2008 the CME Group acquired the COMEX.

In November 2013, the Intercontinental Exchange acquired NYSE Liffe, the sixth largest exchange for gold futures trading, as part of the acquisition of NYSE Euronext.

Allocated and Unallocated Gold

Allocated gold is stored in a vault under a custody arrangement, and the individual bars are the property of the owner. When held in this fashion, allocated gold is neither an asset, nor a liability, of a financial institution. As it is typically held under a custody relationship, storage fees and insurance premiums are common when holding gold in allocated form.

From an investor’s standpoint, unallocated gold (sometimes referred to as “paper gold”) is a claim on a non-specific pool of gold held by a financial institution. It is typically held in a gold account at the financial institution. There are no tangible gold bars stored in the investor’s name; rather, the investor has a claim on the financial institution’s assets (the underlying gold).

Both methods of investing give investors exposure to gold. However, some have been cautious of utilizing unallocated gold, as it represents a liability from a financial institution’s standpoint and such a financial institution may lend out the underlying gold an investor has a claim on.

Historical movements in the gold price

The following chart illustrates the historical movements in the price of gold for the period January 1970 to January 2025 measured in U.S. dollar per Ounce.

[Chart of the historical movements in the gold price to be added by Pre-Effective Amendment].

Volatility

Annualized Standard Deviation

[Chart of the annualized standard deviation to be provided by Pre-Effective Amendment].

3 Source: CME Group (Dec. 2024).

BUSINESS OF THE FUND

The activities of the Fund are limited to: (1) issuing Baskets in exchange for the Physical Gold deposited by Authorized Participants with the Custodian for safekeeping; (2) delivering Physical Gold in exchange for Baskets surrendered by Authorized Participants for redemption; (3) allocation by the Custodian of Physical Gold to the Fund Allocated Account in connection with creation of Baskets; (4) de-allocation by the Custodian of Physical Gold from the Fund Allocated Account and the credit of Physical Gold to the Fund Unallocated Account when necessary; (5) engaging in over-the-counter transactions to exchange the Fund’s Physical Gold for Physical Gold of different specifications for the purpose of processing Delivery Applications; and (6) delivering Physical Gold in exchange for Shares delivered by Delivery Applicants.

The Fund is not actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of gold.

Fund Objectives

The Trust was formed on September 16, 2025 under Delaware law pursuant to the Trust Agreement. The Fund’s primary objective is to provide investors with an opportunity to invest in gold through the Shares and be able to take delivery of physical gold in exchange for their Shares. The Fund’s secondary objective is for the Shares to reflect the performance of the price of gold less the expenses of the Fund’s operations. An investment in Physical Gold may require expensive and sometimes complicated arrangements in connection with the transportation, storing and insurance of the Physical Gold. The Fund provides investors with a convenient and cost-efficient way to buy and hold physical gold through an exchange traded security with the option to take delivery of the physical gold. Although owning Shares is not the exact equivalent of an investment in gold, such Shares provide investors with an alternative that allows a level of participation in the gold market through the securities market.

The Fund’s Guiding Principles

To meet its primary objective to provide investors with an opportunity to invest in gold through the Shares and to be able to take delivery of physical gold in exchange for their Shares, the Sponsor has structured the Fund along the following principles:

Holding Physical Gold. To allow investors to invest in gold through the Shares, the Fund holds Physical Gold.

Maintaining Allocated Physical Gold. The Fund will hold its Physical Gold in allocated form in the Fund Allocated Account with the Custodian. The Fund Allocated Account will be used to hold the individually identified bars of Physical Gold deposited with the Fund. The Physical Gold is held in a segregated fashion in the name of the Fund, not commingled with other depositor funds or assets. The Fund has full title to the Physical Gold with the Custodian holding it on the Fund’s behalf. Each investor owns a pro-rata share of the Fund, and as such holds pro-rata ownership of the Fund assets, corresponding to the number of Shares held. Fund holdings are identified in a weight list of bars published on the Fund’s website showing the unique bar number, gross weight, the assay or fineness of each bar and its fine weight. Credits or debits to the holding will be affected by physical movements of bars to or from the Fund’s physical holding. The Fund’s Physical Gold holdings are subject to periodic audits.

Minimizing the Use of Unallocated Physical Gold. The Fund will need unallocated Physical Gold to facilitate transactions with Authorized Participants, to exchange Physical Gold for different specifications of Physical Gold to meet delivery requests from Delivery Applicants and to pay Fund expenses not assumed by the Sponsor, if any. The Custodian only will accept a delivery of Physical Gold in exchange for a Basket if it can promptly convert the Physical Gold to allocated Physical Gold. The Custodian must allocate Physical Gold to the Fund such that, at the end of each business day, the Fund may hold no more than 430 Troy Ounces in unallocated Physical Gold.

Exchanging Physical Gold for Physical Gold of Different Specifications. To facilitate the ability to exchange Shares for Physical Gold for delivery, the Sponsor may exchange the Fund’s Physical Gold for Physical Gold of different denominations. All gold held by the Fund is valued based upon its Fine Ounce content. While Delivery Applicants may always request various denominations of Physical Gold, market conditions may cause the Sponsor to limit the specific denominations of Physical Gold made available for delivery.

Permitting Investors to Take Delivery of Physical Gold. Delivery Applicants may submit Shares in exchange for Physical Gold.

●

Delivery Applicants may take delivery of as little as 10 Troy Ounces. [By requiring that the delivery of Physical Gold to Delivery Applicants meet certain minimum Troy Ounce criteria, which may change from time to time, sales taxes are not anticipated to be applicable to the delivery of Physical Gold to Delivery Applicants. However, if such taxes do apply, they are the sole responsibility of the Delivery Applicant.]

●

Taking delivery of Physical Gold is subject to guidelines intended to minimize the amount of cash that will be distributed with Physical Gold. As a result, investors need to submit Shares that correspond very closely to the number of Troy Ounces represented by the Physical Gold requested.

The Fund will ship Physical Gold to a Delivery Applicant by a conventional shipping carrier such as the Federal Express, United Parcel Service or armored transportation service. A conventional shipping carrier may deliver Physical Gold to residential addresses. An armored transportation service, which may be required for insurance purposes, will only deliver to trusted, non-residential addresses.

Charging an Exchange Fee. The Exchange Fee varies depending on the denomination of Physical Gold a Delivery Applicant would like to take delivery of and reflects costs arising from: reviewing Delivery Applications, coordinating with Delivery Applicants and the Fund’s other service providers, the conversion of the Fund’s Physical Gold into denominations of Physical Gold to be delivered, and the related expenses of the Transfer Agent, the Custodian and the Sponsor.

Taking Delivery of Physical Gold. Delivery Applicants requesting Physical Gold will need to submit Shares that very closely correspond in Troy Ounces to the Troy Ounce content of the Physical Gold requested. Physical Gold in denominations held by the Custodian at the time of the Delivery Application are delivered directly from the Custodian. It may not be possible to exactly match the number of Shares submitted with the number of Troy Ounces represented by the requested Physical Gold, requiring the Fund to sell some Physical Gold to facilitate the delivery request.

Minimizing Cash Holdings. The Fund is committed to minimizing the use of cash, keeping essentially all assets of the Fund in Physical Gold. The Fund will not normally hold cash, or any other assets besides Physical Gold, but may temporarily hold a very limited amount of cash in connection with deliveries of Physical Gold to Delivery Applicants and payment of the Sponsor’s Fee.

To meet its secondary objective to have the Shares reflect the performance of the price of gold, the Sponsor has structured the Funds as follows:

Transactions with Authorized Participants. By allowing Authorized Participants to directly issue and redeem Baskets with the Fund, Authorized Participants may be able to take advantage of price discrepancies between the Fund’s underlying Physical Gold holdings and the value of the Shares. As a result of this incentive provided to Authorized Participants, the value of the Shares may reflect the performance of the price of gold.

Exchange of Shares for Physical Gold. For the exchange of Shares for Physical Gold, Shareholders will be required to submit Shares that correspond in net assets to the number of Troy Ounces contained in the Physical Gold requested. The number of Shares required for submission will typically be the smallest whole number of Shares greater than the net assets of the Fund corresponding to the Troy Ounce content of Physical Gold requested. The Sponsor may demand that an additional Share or Shares be submitted when, in the Sponsor’s assessment, it facilitates the exchange process, such as when extraordinary Fund expenses may be expected, by reducing the likelihood that the net asset value of the Fund differs on the Share Submission Day from that anticipated by the Sponsor at the time the Delivery Application is filed, which is in advance of the Share Submission Day.

Any portion of the exchange not delivered in Physical Gold will be provided in cash. To minimize the cash portion of delivery to Delivery Applicants of Physical Gold for their Shares, the Custodian will only approve Delivery Applications where the number of Shares to be submitted leads to a cash portion that is as low as practical in the assessment of the Custodian.

The Shares offer an investment that is:

Easily Accessible and Relatively Cost Efficient. Investors can access the gold market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use gold by using the Shares instead of using the traditional means of purchasing, trading and holding gold. Transaction costs related to the Shares may also be lower than those associated with the purchase, storage and insurance of gold.

Exchange Traded and Transparent. The Shares will trade on the Exchange under the symbol “[ ],” and will provide investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement, of which this Prospectus is a part, the Shares will be eligible for margin accounts. The Fund will not hold or employ any derivatives and the Shares will be backed by the assets of the Fund. Furthermore, the value of the Fund’s holdings will be reported on the Fund’s website daily.

Minimal Credit Risk. The Shares represent an interest in Physical Gold owned by the Fund (other than up to a maximum of 430 Troy Ounces of Physical Gold held in unallocated form) and held in physical custody at the Custodian. Physical Gold of the Fund is not subject to borrowing arrangements with third parties. Other than the Physical Gold temporarily being held in unallocated form to facilitate the delivery of Physical Gold to Delivery Applicants, redemptions by Authorized Participants, the exchange of the Fund’s Physical Gold for Physical Gold of different denominations and the payment of Fund expenses not assumed by the Sponsor, if any, the Fund’s Physical Gold is not subject to counterparty or credit risks. The Physical Gold is allocated to the Fund Allocated Account and held in the Fund’s name by the Custodian. This contrasts with other financial products that gain exposure to gold through the use of derivatives that may be subject to counterparty and credit risks.

Secondary Market Trading

The Shares may trade in the secondary market on the Exchange at prices that are lower or higher relative to their net asset value per share. The amount of the discount or premium in the trading price relative to the net asset value per share may be influenced by non-concurrent trading hours between the Exchange and the COMEX, London and Zurich. While the Shares will trade on the Exchange until [4:00 PM New York time], liquidity in the global gold market may be reduced after the close of the major world gold markets, including London, Zurich and COMEX, usually at 1:30 PM New York time. As a result, during this time, trading spreads and the resulting premium or discount on the Shares may widen.

Legal Proceedings

The Fund is aware of no existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS

The Fund issues and redeems Baskets equal to a block of [ ] Shares. The Fund issues and redeems Baskets only to Authorized Participants. The creation and redemption of Baskets will only be made in exchange for the delivery to the Fund or the distribution by the Fund of the amount of Physical Gold represented by the Baskets being created or redeemed, the amount of which will be based on the combined Troy Ounces represented by the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Orders to create and redeem Baskets may be placed only by Authorized Participants. An Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) must have an agreement with the Custodian establishing an unallocated account with the Custodian (the “Authorized Participant Unallocated Account Agreement”). To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Transfer Agent. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the Physical Gold required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Transfer Agent and the Sponsor, without the consent of any investor or Authorized Participant. A transaction fee of $[ ] will be assessed on all creation and redemption transactions. Multiple Baskets may be created on the same day, provided each Basket meets the requirements described below and that the Custodian is able to allocate Physical Gold to the Fund Allocated Account such that the Fund Unallocated Account holds no more than 430 Troy Ounces of Physical Gold at the close of a business day.

Authorized Participants who make deposits with the Fund in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have an Authorized Participant Unallocated Account Agreement with the Custodian. As the terms of the Authorized Participant Unallocated Account Agreement may differ in certain respects from the terms of the Fund Unallocated Account Agreement, potential Authorized Participants should review the terms of the Authorized Participant Unallocated Account Agreement carefully.

Certain Authorized Participants are expected to have the facility to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Exchange Act and regulated by FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this Prospectus, [ ] have each signed an Authorized Participant Agreement with the Sponsor and the Transfer Agent and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Transfer Agent to obtain the contact information for the Authorized Participants.

Physical Gold is delivered to the Fund and distributed by the Fund through credits and debits between Authorized Participants’ unallocated accounts, the Fund Unallocated Account and the Fund Allocated Account. When an Authorized Participant creates a Basket, Physical Gold will be transferred from an Authorized Participant to the Custodian. The transfer will appear as a debit to the Authorized Participant’s unallocated account and a credit to the Fund Unallocated Account. On the same business day, the Custodian allocates the Physical Gold to the Fund Allocated Account and stores the Physical Gold for safekeeping. When Physical Gold is allocated to the Fund, no more than 430 Troy Ounces of Physical Gold may remain in the Fund Unallocated Account at the end of each business day. Once Physical Gold has been accepted by the Custodian, the Fund bears the risk of loss. Once Physical Gold has been released by the Custodian for delivery to an Authorized Participant, the Authorized Participant bears the risk of loss.

All Physical Gold represented by a credit to any Authorized Participant’s unallocated account represents a right to receive Troy Ounces of Physical Gold.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part. See “WHERE YOU CAN FIND MORE INFORMATION” for information about where you can obtain the registration statement.

Creation Procedures - Authorized Participants

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day: (1) when the Exchange is closed for regular trading; or (2) if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of Physical Gold in the United States or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United States or in such other jurisdiction or when the London gold market is closed or (B) when banks in the States or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day. Purchase orders must be placed by [3:59:59 PM New York time]. The day on which the Transfer Agent receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Physical Gold with the Fund, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant also must have wired to the Transfer Agent the amount of the non-refundable transaction fee due for the purchase order and an amount equal to all taxes, governmental charges and fees payable in connection with such deposit, the transfer of Physical Gold and the issuance and delivery of Shares.

Determination of Required Deposits

The amount of the required Physical Gold deposit for a Basket is determined by dividing the number of Troy Ounces of Physical Gold held by the Fund by the number of Baskets outstanding, as adjusted for the amount of Physical Gold constituting estimated accrued but unpaid fees and expenses of the Fund. The number of Baskets outstanding is determined by dividing the number of Shares outstanding by [ ] (or other number of Shares in a Basket for such business day).

Fractions of a Troy Ounce of Physical Gold smaller than [0.001] of a Troy Ounce which are included in the Physical Gold deposit amount are disregarded in the foregoing calculation. All questions as to the composition of a Physical Gold deposit for a Basket will be finally determined by the Administrator. The Administrator’s determination of the required Physical Gold deposit for a Basket shall be final and binding on all persons interested in the Fund.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for crediting its unallocated account, if held at the Custodian, with the required Physical Gold deposit amount and, if the Authorized Participant does not maintain its unallocated account with the Custodian, causing the required Physical Gold deposit to be transferred to the Custodian, by [11:00 AM (London time) on the next business day following the purchase order date]. No Shares are issued unless and until the Custodian has informed the Transfer Agent that it has credited to the Fund Allocated Account at the Custodian the corresponding amount of Physical Gold. If the Custodian has notified the Transfer Agent and the Sponsor that it is unable to move the Physical Gold from the Fund Unallocated Account to the Fund Allocated Account in connection with a particular purchase order or generally, the Transfer Agent will, unless otherwise instructed by the Sponsor, reject the particular purchase order as well as any other subsequent purchase orders on the same business day. Upon receipt of the Physical Gold deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Transfer Agent, will use commercially reasonable endeavors to transfer by [2:00 PM (London time) on the next business day following the purchase order date] the Physical Gold deposit amount to the Fund Unallocated Account, and on the same business day, acting on standing instructions given by the Transfer Agent, the Physical Gold deposit amount from Fund Unallocated Account to the Fund Allocated Account by allocating specific bars of Physical Gold such that no more than 430 Troy Ounces remain in the Fund Unallocated Account. Upon transfer of the Physical Gold deposit amount to the Fund Allocated Account, the Transfer Agent will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of Physical Gold until such Physical Gold has been received by the Fund shall be borne solely by the Authorized Participant.

Because Physical Gold is allocated only in multiples of whole bars, the amount of Physical Gold allocated from the Fund Unallocated Account to the Fund Allocated Account may be less than the total Troy Ounces credited to the Fund Unallocated Account. Any balance will be held in the Fund Unallocated Account. The Custodian may hold no more than 430 Troy Ounces of Physical Gold in the Fund Unallocated Account at the close of a business day.

Rejection of Purchase Orders

The Transfer Agent may reject a Physical Gold deposit at any time when the Transfer Agent’s transfer books are closed or if the Sponsor thinks it necessary or advisable for any reason. None of the Transfer Agent, the Sponsor, or the Custodian will be liable for the rejection of any purchase order or Physical Gold deposit.

Redemption Procedures – Authorized Participants

The procedures by which an Authorized Participant can redeem one or more Baskets will mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed no later than [3:59:59 PM New York time] on each business day the Exchange is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Transfer Agent. The redemption procedures allow only Authorized Participants to redeem Baskets. An investor may not redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund no later than the [next business day following the effective date of the redemption order]. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Transfer Agent the non-refundable transaction fee due for the redemption order.

The redemption distribution from the Fund will consist of a credit to the redeeming Authorized Participant’s unallocated account representing the amount of the Physical Gold held by the Fund evidenced by the Shares being redeemed as of the date of the redemption order. Fractions of a Troy Ounce included in the redemption distribution smaller than [0.001] of a Troy Ounce are disregarded. Redemption distributions will be subject to the deduction of any applicable tax, fees or other governmental charge that may be due, as well as any charges or fees in connection with the transfer of Physical Gold and the issuance and delivery of Shares, and any expense associated with the delivery of Physical Gold other than by credit to an Authorized Participant’s unallocated account with the Custodian.

Delivery of Redemption Distribution

The redemption distribution due from the Fund is delivered to the Authorized Participant on the [next business day following the redemption order date] if, by [9:00 AM New York time on such next business day], the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed.

The Custodian will arrange for the redemption amount in Physical Gold to be transferred from the Fund Allocated Account to the Fund Unallocated Account and, thereafter, to the redeeming Authorized Participant’s unallocated account.

As with the allocation of Physical Gold to the Fund Allocated Account that occurs upon a purchase order, if in transferring Physical Gold from the Fund Allocated Account to the Fund Unallocated Account in connection with a redemption order there is an excess amount of Physical Gold transferred to the Fund Unallocated Account, the excess over the Physical Gold redemption amount will be held in the Fund Unallocated Account. The Custodian may hold no more than 430 Troy Ounces of Physical Gold in the Fund Unallocated Account at the close of each business day.

Suspension or Rejection of Redemption Orders

The Transfer Agent may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date or reject a particular redemption order (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted or (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Physical Gold is not reasonably practicable. Neither the Sponsor nor the Transfer Agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Transfer Agent will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent of $[500] per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Transfer Agent with the consent of the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the creation or redemption of Baskets – and delivery and receipt of Physical Gold pursuant thereto – regardless of whether such tax or charge is imposed directly on the Authorized Participant. By placing a purchase order or redemption order, an Authorized Participant agrees to indemnify the Sponsor, the Transfer Agent and the Fund if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

TAKING DELIVERY OF PHYSICAL GOLD

In exchange for its Shares and payment of the Processing Fee, a Delivery Applicant will be entitled to one or more bars of Physical Gold having approximately the total Troy Ounces represented by the Shares on the Share Submission Day. As it is unlikely that the total Troy Ounces of Physical Gold will exactly correspond to the Troy Ounces represented by a specific number of Shares, a Delivery Applicant will likely receive Cash Proceeds. To minimize the Cash Proceeds of any exchange, the Delivery Application requires that the number of Shares submitted closely correspond in Troy Ounces to the Troy Ounces of Physical Gold that is held or that is to be acquired by the Fund for which the delivery is sought. Share Submissions are processed in the order approved.

Delivery Application

Delivery Applicants must submit a Delivery Application to the Custodian. A Delivery Application expresses the Delivery Applicant’s non-binding intention to exchange Shares for Physical Gold on the Share Submission Day, including the applicable grace period. The Delivery Applicant must also provide instructions to his or her broker-dealer to effect the exchange of Shares for Physical Gold. The Custodian may reject any Delivery Application.

A Delivery Application may be found on the Fund’s website at [ ]. It also is an Appendix to this Prospectus.

Minimum Purity of Bars for Exchange

The Fund may obtain, for the purpose of delivery to Delivery Applicants, only Physical Gold.

Delivery Amount and Share Submission Quantity

A Delivery Applicant must specify in its Delivery Application the type and quantity of Physical Gold to be delivered and the number of Shares to be tendered in exchange (the “Share Submission Quantity”).

The Share Submission Quantity closely corresponds to the Troy Ounce content of Physical Gold requested. The Share Submission Quantity for Physical Gold is the smallest whole number of Shares representing an aggregate number of Troy Ounces equal to the Troy Ounce content of the Physical Gold requested. This is intended to limit the Cash Proceeds in connection with the delivery of Physical Gold.

None of the Fund, the Transfer Agent, the Custodian or the Sponsor shall be liable for a failure to deliver the maximum number of Troy Ounces represented by the Share Submission Quantity.

The Delivery Applicant will receive Cash Proceeds equal to the net proceeds of the sale of the Troy Ounces of Physical Gold included in the Share Submission Quantity in excess of Physical Gold to be delivered. Any Cash Proceeds will be credited by the Transfer Agent to the broker-dealer who submitted the Delivery Application for the benefit of the Delivery Applicant.

The Delivery Application states a grace period after the specified Share Submission Day during which the Physical Gold requested may be obtained for the specified Share Submission Quantity. However, as expenses are accrued in the Fund every day, the Cash Proceeds are likely to be reduced with each day of delay in exchanging the Share Submission Quantity. To increase the grace period, the Custodian may require that the Share Submission Quantity be increased to reduce the likelihood a Share Submission Quantity will be rejected should delays in the share submission cause the Shares submitted to no longer correspond to at least the Physical Gold specified in the Delivery Application. In order to facilitate the delivery of the Physical Gold specified in the Delivery Application, the grace period will typically extend the date that a Delivery Applicant is required to submit Shares to the Fund to no more than [six] business days from the date that a Delivery Application is approved, as described below.

Each day the Exchange is open for trading, the Sponsor will publish on the Fund’s internet website a calculator to estimate the Share Submission Quantity and the Cash Proceeds for an exchange of Shares for Physical Gold. The actual Cash Proceeds will be the net proceeds received from the sale of the excess Troy Ounces included in the Share Submission Quantity. The Share Submission Quantity may be rejected if the Fund incurs extraordinary expenses between the submission of the Delivery Application and the Share Submission Day.

The Transfer Agent will reject an exchange of Shares on behalf of a Delivery Applicant if the number of Shares delivered does not correspond to the number of Shares specified in the pre-approved Delivery Application, if the delivered Shares are not accompanied by proper instructions from the Delivery Applicant’s broker and by a pre-approved Delivery Application and if the number of Troy Ounces represented by the delivered Shares, as determined for the Share Submission Day, is less than the number of Troy Ounces represented by the Physical Gold specified in the Delivery Application. Additionally, the Custodian may decline to approve a Delivery Application if it is expected that the Fund will not be able to acquire the Physical Gold a Delivery Applicant specifies in the Delivery Application.

Processing Fees

The exchange of Shares for the delivery of Physical Gold is subject to the following Processing Fees. The Processing Fees must be submitted with the Delivery Application. The Processing Fees include the Exchange Fee and the Delivery Fee.

The Custodian may waive or reduce applicable Processing Fees from time to time. Any waiver or reduction in applicable Processing Fees will be published on the Fund’s website and available to any eligible Delivery Applicant. When available, if implemented, waivers or reductions in Processing Fees may apply during certain limited time periods, for Delivery Applicants seeking particular denominations of Physical Gold, or for Delivery Applicants completing multiple Delivery Applications over proscribed time periods. Because Processing Fees are not paid by the Fund, they do not impact the value of Physical Gold held by the Fund.

Exchange Fee: The Exchange Fee compensates the Custodian for services provided as part of the delivery process, including the cost to the Custodian [and the Transfer Agent] to process the Share Submission and the cost associated with the over-the-counter transactions to exchange the Fund’s Physical Gold for Gold of different specifications. The Exchange Fee is $[ ] plus a flat fee per ounce of the Physical Gold represented by the Shares submitted on the Share Submission Day. In times of high demand for bars, including when mints are closed as a result of a pandemic, Exchange Fees may be elevated, reflecting higher premiums of coins and bars in the market. As of [ ], 2025, Exchange Fees are as follows:

Type of Gold Bar	Fee per Ounce		Fee Per Application		Purity
1oz Bar	$	[ ]	$	[ ]	[0.9999	%]
10oz Bar	$	[ ]	$	[ ]	[0.9999	%]
1kg Kilo Bar	$	[ ]	$	[ ]	[0.9999	%]

The Exchange Fee is due at the time the Delivery Application is submitted to the Custodian. The Exchange Fee is fully reimbursable until the Delivery Applicant submits his or her Shares to the Transfer Agent.

The Custodian may change the Exchange Fee with notice as published on the Fund’s website.

There is no Exchange Fee applied to the Troy Ounces in the Share Submission Quantity in excess of the Troy Ounces of Physical Gold to be delivered. This means that there is no Exchange Fee due on the Cash Proceeds for Physical Gold.

Delivery Fee: The Delivery Fee covers the cost of preparing and transporting Physical Gold from the Custodian to the location specified by the Delivery Applicant in the Delivery Application. The Delivery Fee also includes the cost of insuring Physical Gold during transport. Delivery Fees, if applicable, will be quoted to Delivery Applicants upon filing a Delivery Application. See “TAKING DELIVERY OF PHYSICAL GOLD – Delivery Method” below for further discussion.

Sales Taxes: The Fund currently does not anticipate sales taxes applying to the delivery of Physical Gold to Delivery Applicants. However, if such taxes do apply, they are the sole responsibility of the Delivery Applicant.

Delivery Payment Schedule

All Processing Fees must be wired to the Custodian. The Processing Fee is due at the time the Delivery Application is submitted to the Custodian and is fully refundable until a Delivery Applicant irrevocably submits his or her Shares to the Transfer Agent.

Delivery Method

The Transfer Agent will instruct the Custodian to deliver Physical Gold to a Delivery Applicant based on instructions in the Delivery Application. Once Physical Gold has been tendered to the courier identified in the Delivery Application by the Custodian, the Physical Gold cannot be returned and is no longer the responsibility of the Fund, the Transfer Agent, the Custodian or the Sponsor.

The Fund will ship Physical Gold to a Delivery Applicant fully insured using accepted business practices for precious metals delivery that may include, amongst others, use of a conventional shipping carrier (e.g., Federal Express, United Parcel Service); or an armored transportation service. A Delivery Fee may apply to the Delivery Applicant.

Delivery Applicants should contact the Sponsor to discuss delivery method and location. Delivery Applicants should be aware that the Physical Gold delivered is likely to represent a substantial U.S. dollar value:

●

Shipments may be broken down into multiple smaller shipments and possibly shipped on different days to meet insurance requirements of the shipping carrier. A Delivery Applicant can utilize a shipping carrier only if insurance requirements can be met and the Delivery Applicant and Sponsor agree on an acceptable delivery destination. A conventional shipping carrier may deliver Physical Gold to residential addresses.

●	Armored Transportation Service will only deliver to certain trusted locations; an Armored Transportation Service does not deliver to residential addresses.

●	A Delivery Applicant can utilize an armored truck service only if the Delivery Applicant and the Armored Transportation Service agree on an acceptable delivery destination.

The Custodian may decline a Delivery Application if no delivery method and location is agreed upon.

Procedure to Take Delivery of Physical Gold in Exchange for Shares

Delivery Applicants are investors interested in taking delivery of Physical Gold in exchange for their Shares. Delivery Applicants must submit a Delivery Application to the Custodian and wire to the Custodian the Processing Fees. A Delivery Application expresses the Delivery Applicant’s non-binding intention to exchange Shares for Physical Gold on the Share Submission Day, subject to a limited grace period. The Custodian will screen and pre-approve the Delivery Application. The Share Submission Day will typically be the [third business day following approval of the Delivery Application] but the grace period may not extend the Share Submission Day later than the [sixth] business day following such approval. A Delivery Application is available in Appendix A and online at [ ].

The Custodian typically will review a Delivery Application within [three] business days after receipt of the Delivery Application. Delivery Applications received after [4:00 PM Eastern Time] are considered to have been received the next business day. Delivery Applicants will be advised of reasons for any delay. Any Processing Fee is refunded if the Delivery Application is rejected by the Custodian. For the Custodian to pre-approve a Delivery Application, the following conditions must be met:

●	The Processing Fee must be paid for the Delivery Application to be processed.

●	The Delivery Application must be submitted in a form satisfactory to the Custodian, including:

o	Who: Providing Delivery Applicant’s personal and account information.

o	What: Providing the number of Shares to be submitted and the types of Physical Gold and Share Submission Day requested.

o	Where: Providing a delivery location and method acceptable to the Custodian.

●	The Custodian may decline to approve Delivery Applications for any reason, in the Custodian’s sole discretion, including any applicable grace period.

Upon pre-approval of the Delivery Application, a Delivery Applicant must instruct his or her broker to submit a delivery instruction accompanied by the pre-approved Delivery Application and transfer the Share Submission Quantity to the Transfer Agent on the specified Share Submission Day. If the Processing Fee as calculated on the Share Submission Day is greater than the Processing Fee that the Delivery Applicant already submitted to the Custodian, the remaining Processing Fees are due on the Share Submission Day and the Delivery Applicant must wire the difference.

The transfer of Shares, accompanied by the broker’s delivery instruction and a pre-approved Delivery Application, is a Share Submission, which is a binding and irrevocable request to take delivery of Physical Gold in exchange for Shares based on instructions in the Delivery Application. The Transfer Agent will reject the Share Submission (1) if the number of Shares surrendered does not correspond to the number of Shares specified in the pre-approved Delivery Application, (2) if the delivered Shares are not accompanied by proper instructions and a pre-approved Delivery Application or (3) if the number of Troy Ounces of Physical Gold represented by the surrendered Shares on the Share Submission Day is less than the Troy Ounces of Physical Gold to be delivered as specified in the Delivery Application.

The Transfer Agent may only accept or reject Share Submissions in their entirety. Neither the Transfer Agent nor the Sponsor shall be in any way liable should the Transfer Agent reject the Shares that have been submitted.

Once the Transfer Agent has accepted the Share Submission and, if the Delivery Applicant has requested Physical Gold in denominations other than those held by the Custodian at the time of the Delivery Application, once the Transfer Agent has received a confirmation certified by the Custodian of an over-the-counter transaction providing for the exchange of Physical Gold held by the Fund for Physical Gold specified by the Delivery Applicant, the Shares submitted will be retired and the Transfer Agent will either instruct the Custodian to prepare Physical Gold for forwarding to the Delivery Applicant according to the instructions provided in the Delivery Application, or instruct the Custodian to exchange the gold for the requested Physical Gold for forwarding to the Delivery Applicant.

Once Physical Gold is released for delivery to the Delivery Applicant that Physical Gold is no longer part of the Fund and the Fund bears no liability pertaining to the Physical Gold released. In the event that Physical Gold cannot be released for delivery to the Delivery Applicant on a particular business day, such Physical Gold will remain the property of the Fund until the Physical Gold can be released for delivery.

Upon receipt of Physical Gold, the Delivery Applicant will have [five] business days, or such shorter or longer period as may be specified in the Delivery Application from time to time, following the receipt of the Physical Gold to notify the Custodian in writing of any complaints or objections concerning the shipment, delivery or receipt of the Physical Gold. In the absence of any such objection or complaint, the Delivery Applicant will be deemed to have accepted receipt of the Physical Gold in full satisfaction of the Physical Gold due the Delivery Applicant and to have waived any and all claims the Delivery Applicant may have concerning the Physical Gold received by the Delivery Applicant.

Example of an Exchange of Shares for Physical Gold

In the following example, a Delivery Applicant desires to receive 100 One Ounce Bars, representing 100 Troy Ounces of Physical Gold held by the Fund for a Share Submission Day of [ ]4:

Number of Shares to be Submitted, as provided on www.[ ][5]	[ ] Shares

Processing Fees consist of (1) an Exchange Fee of $[ ] for One Ounce Bars based on assumed $[ ] Exchange Fee per Troy Ounce and (2) a Delivery Fee of $[ ].	$[ ] Processing Fees

Delivery Applicant contacts Sponsor at [ ] (or [ ]) to discuss suitable delivery methods and types of Physical Gold available. Delivery Applicant and Sponsor agree to have 100 One Ounce Bars, if available, delivered to Delivery Applicant’s home address by Federal Express overnight delivery service.

Tuesday, [ ]

Delivery Applicant submits Delivery Application to Custodian for pre-approval and wires Processing Fee to Custodian.	Wednesday, [ ]

Delivery Applicant is notified by Custodian that Delivery Application has been pre-approved. The Custodian holds or sets aside 100 One Ounce Bars pending the Delivery Applicant’s Share Submission in accordance with the terms of the pre-approved Delivery Application.

Thursday, [ ]

Delivery Applicant instructs broker to transfer Shares to Transfer Agent together with instructions to make delivery in accordance with attached pre-approved Delivery Application for settlement on [ ], the Share Submission Day.

Friday, [ ]

Share Submission Day: Delivery Applicant’s broker irrevocably submits [ ] Shares with delivery instruction and pre-approved Delivery Application.	Monday, [ ]

Transfer Agent accepts Share Submission from Delivery Applicant’s broker. Transfer Agent calculates the Troy Ounces of Physical Gold represented by the submitted Shares to exceed the Troy Ounces of 100 One Ounce Bars by [ ] Troy Ounces.[6]

Monday, [ ]

Custodian exchanges 100 Troy Ounces from the Fund for 100 One Ounce Bars for delivery Thursday, [ ] and transmit a confirmation of the contract certified by the Sponsor to the Transfer Agent.	Tuesday, [ ]

Custodian sells [ ] Troy Ounces.	Wednesday, [ ]

Proceeds of sale of [ ] Troy Ounces (Cash Proceeds of $[ ]) are wired to Delivery Applicant’s broker for the benefit of the Delivery Applicant per instructions provided in the Delivery Application.[7]	Thursday, [ ]

100 One Ounce Bars are shipped to the Delivery Applicant for overnight delivery.	Thursday, [ ]

100 One Ounce Bars are received by the Delivery Applicant (estimated date).	Friday, [ ]

4 Days of the week and dates are provided for illustrative purposes only and are not tied to any particular year.

5 For purposes of this example, 1 Share of the Fund is projected to correspond to [  ] Troy Ounces of gold on the Share Submission Day. 100 Troy Ounces of gold then correspond to 100 / [  ] = [  ] Shares on the Share Submission Day. The minimum number of Shares to be delivered to receive 100 One Ounce Bars is thus [  ] shares, representing [  ] Troy Ounces of gold.

6 The excess of the Troy Ounces represented by the Share Submission, [  ] Troy Ounces, over the 100 One Ounce Bars to be delivered is thus [  ] Troy Ounces of Physical Gold, which will be sold by the Custodian with the proceeds submitted to the Transfer Agent for the account of the Delivery Applicant who will receive the Cash Proceeds.

7 The sale price is assumed to be $[  ] per Troy Ounce. The Proceeds thus equals [  ] Troy Ounces * $[  ] per Troy Ounce = $[  ].

Anti-Money Laundering Screening

Delivery Applicants may be subject to Anti-Money Laundering screening when they submit the Delivery Application. The Custodian will not pre-approve a Delivery Application if the Custodian has concerns about fraudulent conduct or anti-money laundering activity. Corporate and non-U.S. investors are cautioned that their Delivery Applications may be delayed or rejected if the Custodian is not able to verify the identity of the investor.

Tax Responsibility

Investors are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the receipt of Physical Gold, regardless of whether such tax or charge is imposed directly on the investor. Each investor agrees to indemnify the Sponsor, the Transfer Agent and the Fund, promptly on request, if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

FEDERAL INCOME TAX CONSEQUENCES

[This section summarizes the material federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a “U.S. Investor” (as defined below) and certain federal tax consequences that may apply to the purchase, ownership and disposition of Shares by a “non-U.S. Investor” (as defined below). The following discussion represents, insofar as it describes conclusions regarding federal tax law and subject to the limitations and qualifications described therein, the opinion of [ ], special federal income tax counsel to the Sponsor. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus; no assurance can be given that future legislation, regulations, court decisions and/or administrative pronouncements will not significantly change applicable law and materially affect the conclusions expressed herein, and any such change, even though made after an investor has invested in the Fund, could be applied retroactively. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to an investor in light of its particular circumstances or to an investor mentioned in the second sentence of the next paragraph.

The tax treatment of investors may vary depending on their own particular circumstances. Certain investors - including banks, thrift institutions and certain other financial institutions, insurance companies, tax-exempt organizations, brokers and dealers in securities or currencies, certain securities traders, persons holding Shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above), qualified pension and profit-sharing plans, IRAs, certain other tax-deferred accounts, U.S. expatriates, persons whose “functional currency” is not the U.S. dollar, persons subject to the federal alternative minimum tax, foreign investors (except as specifically provided under “Income Taxation of Non-U.S. Investors” and “Estate and Gift Tax Considerations for Non-U.S. Investors” below) and other investors with special circumstances - may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” (as defined in section 1221 of the Code).

The discussion below does not address the effect of any state, local or foreign tax law on an investor. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Investor” is an investor who or that is:

●	An individual who is treated as a citizen or resident of the United States for federal tax purposes;

●

A corporation or partnership (or other entity treated as such for those purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

●

An estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income;

●

A trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in any of the three preceding clauses have the authority to control all substantial decisions of the trust; or

●	An eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

Taxation of the Fund

The Fund will be treated as a “grantor trust” for federal tax purposes. As a result, the Fund itself will not be subject to federal income tax. Instead, the Fund’s income and expenses will “flow through” to its investors, and the Administrator will report the Fund’s income, gains, losses and deductions to the Internal Revenue Service (the “IRS”) on that basis. There can be no assurance that the IRS will agree with that treatment, and it is possible that the IRS or another tax authority could assert a position contrary thereto and that a court could sustain that contrary position. Neither the Sponsor nor the Administrator will request a ruling from the IRS with respect to the classification or treatment of the Fund for federal tax purposes. If the IRS were to assert successfully that the Fund is not a “grantor trust,” the Fund would be classified as a partnership for those purposes, which may affect timing and other tax consequences to its investors.

Taxation of U.S. Investors

An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Fund’s assets and directly receives that share of any Fund income and incurs that share of the Fund’s expenses. In the case of an investor that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Fund at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of an investor that acquires its Shares as part of the creation of a Basket, the delivery of Physical Gold to the Fund in exchange for a pro rata share of the underlying Physical Gold the Fund holds at the time it acquires its Shares will not be a taxable event to the investor, and the investor’s tax basis in and holding period for that share of the Fund’s Physical Gold will be the same as its tax basis in and holding period for the Physical Gold delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of an investor’s Shares are acquired on the same date and at the same price per Share. Investors that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis in and holding period for the underlying Physical Gold represented by such Shares.

If the Fund sells Physical Gold, for example to generate cash to pay its fees or expenses, an investor will recognize gain or loss in an amount equal to the difference between (1) the investor’s pro rata share of the amount the Fund realizes on the sale and (2) the investor’s tax basis in its pro rata share of the Physical Gold that was sold. An investor’s tax basis in its share of any Physical Gold sold or exchanged by the Fund generally will be determined by multiplying the investor’s total basis in its share of all the Physical Gold held in the Fund immediately prior to the sale or exchange by a fraction, the numerator of which is the amount of Physical Gold sold or exchanged and the denominator of which is the total amount of all the Physical Gold so held. After any such sale or exchange, an investor’s tax basis in its pro rata share of the Physical Gold remaining in the Fund will be equal to its tax basis in its share of the total amount of the Physical Gold held in the Fund immediately prior to the sale or exchange less the portion of that basis allocable to its share of the Physical Gold that was sold or exchanged.

On the sale of some or all of its Shares, an investor will be treated as having sold the part of its pro rata share of the Physical Gold held in the Fund at that time that is attributable to the Shares sold. Accordingly, the investor generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares and (2) the investor’s tax basis in that attributable part, as determined in the manner described in the preceding paragraph.

If an investor redeems (which term, and its variations, as used in this section includes a surrender, and its variations, to the Fund by a Delivery Applicant of) some or all of its Shares in exchange for, i.e., in order to take delivery of, the underlying Physical Gold represented by the redeemed Shares, the exchange will generally not be a taxable event for the investor (except as noted below with respect to any Cash Proceeds). In addition, if an investor acquires its Shares as part of the creation of a Basket by delivering to the Fund Physical Gold in specified denominations (e.g., unallocated Physical Gold), the subsequent redemption of its Shares for Physical Gold delivered by the Fund in different denominations (e.g., LBMA Physical Gold in denominations of Kilo Bars, 10 Ounce Bars, 1 Ounce Bars, etc.) will not constitute a taxable event, provided that the amount of Physical Gold received on the redemption contains the equivalent metallic content of the Physical Gold delivered on the creation, less amounts accrued or sold to pay the Fund’s expenses and other charges. An investor’s tax basis in the Physical Gold received on a redemption generally will be the same as the investor’s tax basis in the portion of its pro rata share of the Physical Gold held in the Fund immediately prior to the redemption that is attributable to the redeemed Shares. An investor’s holding period with respect to the Physical Gold received on a redemption should include the period during which the investor held the redeemed Shares. A subsequent sale of the Physical Gold received by the investor will be a taxable event.

If an investor is entitled to any Cash Proceeds on the redemption of some or all of its Shares, the investor will be treated as having sold the portion of its pro rata share of the Physical Gold held in the Fund equal in value to the Cash Proceeds.

An investor’s tax basis in its pro rata share of the Physical Gold held in the Fund immediately after any sale or redemption of less than all of the investor’s Shares generally will equal (1) its tax basis in its share of the total amount of the Physical Gold held in the Fund immediately prior to the sale or redemption less (2) the portion of such basis that is taken into account in determining the amount of gain or loss the investor recognizes on the sale or, in the case of a redemption, is treated as the basis in the Physical Gold received by the investor in the redemption.

Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Investors Who Are Individuals

Gains recognized by an individual, estate or trust (each referred to below as an “individual” unless the context requires otherwise) from the sale of “collectibles,” which term includes Physical Gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains individuals recognize (a maximum of 15% for a single individual with taxable income not exceeding $533,400 ($600,051 for married individuals filing jointly) and 20% for individuals with taxable income exceeding those respective amounts, which apply for sales that occur in 2025 and will be adjusted for inflation annually thereafter). For these purposes, gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Fund) is treated as gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. Investor attributable to a sale or exchange of Shares held for more than one year, or attributable to the Fund’s sale of any Physical Gold that the investor is treated (through his, her or its ownership of Shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. Investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

3.8% Tax on Net Investment Income

An individual is required to pay a 3.8% tax on the lesser of (1) the excess of the individual’s “modified adjusted gross income” over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or (2) the individual’s “net investment income,” which generally includes dividends, interest, and net gains from the disposition of investment property. This tax is in addition to any other taxes due on that income. U.S. Investors should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in Shares.

Brokerage Fees and Fund Expenses

Any brokerage or other transaction fee incurred by an investor in purchasing Shares will be included in the investor’s tax basis in the Fund’s underlying assets. Similarly, any brokerage fee incurred by an investor in selling Shares will reduce the amount the investor realizes with respect to the sale.

Investors will be required to recognize the full amount of gain or loss on a sale of Physical Gold by the Fund (as discussed above), even though some or all of the sale proceeds are used by the Fund to pay Fund expenses. An investor may deduct its respective pro rata share of each expense incurred by the Fund to the same extent as if it directly incurred the expense. Investors who are individuals, however, may be required to treat some or all of the expenses of the Fund as miscellaneous itemized deductions, the deductibility of which was suspended for taxable years beginning after December 31, 2017, and before January 1, 2026, by the Tax Cuts and Jobs Act enacted in December 2017.

Investment by U.S. Tax-Exempt Investors

Certain U.S. Investors (“U.S. Tax-Exempt Investors”) are subject to federal income tax only on their “unrelated business taxable income” (“UBTI”). It is expected that, unless a U.S. Tax-Exempt Investor incurs debt to purchase Shares, it should not realize UBTI with respect to its pro rata share of the Fund’s income or gains. U.S. Tax-Exempt Investors should consult their own tax advisers regarding the federal income tax consequences of holding Shares in light of their particular circumstances.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles that are “regulated investment companies” within the meaning of Code section 851 should consult with their own tax advisers concerning (1) the likelihood that an investment in Shares, although they are a “security” within the meaning of the 1940 Act, may be considered an investment in the underlying Physical Gold for purposes of Code section 851(b) and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under that section.

Investment by Certain Retirement Plans

Section 408(m) of the Code provides that the purchase of a “collectible” as an investment for an IRA, or for a Tax-Qualified Account (as defined in the Code), is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the Tax-Qualified Account is maintained, of an amount equal to the cost to the account of acquiring the collectible. [The Trust has received a private letter ruling from the IRS that (1) the acquisition of Shares by the trustee or custodian of an IRA or a Tax-Qualified Account will not constitute the acquisition of a collectible and (2) an IRA or such an account that owns Shares will not be treated as having made a distribution to the IRA owner or plan participant under Code section 408(m) solely by virtue of owning those Shares. (The facts and representations set forth and made in the request for that ruling remain true and complete at the date of this Prospectus).] If a redemption of Shares results in the delivery of Physical Gold to an IRA or Tax-Qualified Account, however, that delivery would constitute the acquisition of a collectible to the extent provided under that section. See also “ERISA AND RELATED CONSIDERATIONS.”

Income Taxation of Non-U.S. Investors

A non-U.S. Investor generally will not be subject to federal income tax with respect to gain recognized on the sale or other disposition of Shares, or on the sale of Physical Gold by the Fund, unless (1) the non-U.S. Investor is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition and the gain is treated as being from U.S. sources or (2) the gain is effectively connected with the conduct by the non-U.S. Investor of a trade or business in the United States and certain other conditions are met. Non-U.S. Investors are advised to consult their own tax advisers as to the tax consequences, under the laws of any non-U.S. jurisdiction to which they are subject, of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

Estate and Gift Tax Considerations for Non-U.S. Investors

Individuals who are neither citizens nor residents (as determined for federal estate and gift tax purposes) of the United States (collectively, “Non-Residents”) are subject to estate tax on all property that has a U.S. “situs.” Shares may well be considered to have a U.S. situs for these purposes. If Shares are so considered, they would be includible in the U.S. gross estate of a Non-Resident investor; federal estate tax is imposed at rates of up to 40% of the fair market value of the U.S. taxable estate. In addition, the federal “generation-skipping transfer tax” may apply in certain circumstances. The estate of a Non-Resident investor who was resident in a country that has an estate tax treaty with the United States may be entitled to benefit from such treaty.

For Non-Residents, the federal gift tax generally applies only to gifts of tangible personal property or real property having a U.S. situs. Tangible personal property (including gold) has a U.S. situs if it is physically located in the United States. Although the matter is not settled, it appears that ownership of Shares might not be considered ownership of the underlying Physical Gold for this purpose, even to the extent that Physical Gold is held in custody in the United States. Instead, Shares might be considered intangible property, and therefore they might not be subject to U.S. gift tax if transferred during the holder’s lifetime.

Non-Resident investors are urged to consult their own tax advisers regarding the possible application of federal estate, gift and generation-skipping transfer taxes in their particular circumstances.

U.S. Information Reporting and Withholding

The [Sponsor] will make information available that will enable brokers and custodians through which investors hold Shares to prepare and file certain information returns with the IRS, and will provide certain tax-related information to investors, in connection with the Fund. To the extent required by applicable regulations, each investor will be provided with information regarding its allocable portion of the Fund’s annual income, deductions, gains and losses (if any). A U.S. Investor may be subject to federal backup withholding, at the rate of 24%, in certain circumstances unless it provides its taxpayer identification number to its broker and complies with certain certification procedures; the amount of any backup withholding will be allowed as a credit against an investor’s federal income tax liability and may entitle an investor to a refund, provided that the required information is furnished to the IRS. A non-U.S. Investor may have to comply with certification procedures to establish that it is not a U.S. Investor, and some non-U.S. Investors will be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, to avoid withholding.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including IRAs and individual retirement annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA or the Code, respectively (each a “Plan,” and collectively, the “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA.

Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code section 4975 but may be subject to substantially similar rules under state or other federal law. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in Shares.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including (1) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person,” (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the Plan’s overall investment policy, the composition of its investment portfolio and its need for sufficient liquidity to pay benefits when due.]

PLAN OF DISTRIBUTION

The Fund issues Shares in Baskets only to Authorized Participants in exchange for deposits of Physical Gold on a continuous basis. As of the date of this Prospectus, the Trust has agreements with the following Authorized Participants with respect to the Fund: [ ]. The Fund will not issue fractions of a Basket to Authorized Participants. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. The initial authorized participant is a statutory underwriter under Section 2(a)(11) of the Securities Act. Subsequent Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investors’ state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Sponsor and the Marketing Agent are parties to a Marketing Agent Agreement (the “Marketing Agreement”), pursuant to which the Marketing Agent provides assistance in the marketing of the Shares, including participating in the development and preparation of marketing materials and additional web presence for the Fund. The Marketing Agent’s compensation for such services is based on the average daily net assets of the Fund during a calendar quarter not attributable to Shares held by the Sponsor or its affiliates (the “Third Party Assets”), and are capped at an amount equal to 10% of the gross proceeds to the Fund from sale of the Shares. Any fees payable to [ ] are payable by the Sponsor from the Sponsor’s Fee. The Fund will not incur additional financial or other performance obligations pursuant to the Marketing Agreement.

The offering Baskets are being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Fund or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of Shares in excess of 10% of the gross proceeds of the offering.

THE TRUST AND THE FUND

The Trust

The Trust was formed as a Delaware statutory trust, organized into separate series, on September 16, 2025. The Trust is governed by the Trust Agreement between the Sponsor and the Trustee. The Trust Agreement sets out the rights of the shareholders and the rights and obligations of the Trust and Trustee. Delaware State law governs the Trust Agreement. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

The Fund’s Strategies

The assets of the Fund consist primarily of Physical Gold held at the Custodian on behalf of the Fund. The Physical Gold held for the Fund or other denominations of physical gold obtained by the Sponsor by exchanging Physical Gold then held by the Fund will be delivered to Delivery Applicants in connection with the submission of Shares to the Fund in exchange for delivery of Physical Gold. Physical Gold will be sold: (1) to pay the expenses of the Fund not assumed by the Sponsor; and (2) if the Fund terminates and liquidates its assets. Physical Gold will be delivered or sold as otherwise required by law or regulation. The sale of Physical Gold by the Fund, including the sale of Physical Gold to generate cash to pay its fees and expenses, may be a taxable event for investors. See “FEDERAL INCOME TAX CONSEQUENCES – Taxation of U.S. Investors.”

The Fund is not registered as an investment company under the 1940 Act and is not required to register under such act. The Fund will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. The Fund is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Fund or the distribution by the Fund of the amount of Physical Gold represented by the Baskets being created or redeemed. The total amount of Physical Gold required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The initial amount of Physical Gold required for deposit with the Fund to create Shares is [ ] Troy Ounces of Physical Gold per Basket. The number of Troy Ounces of Physical Gold required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the Shares comprising a Basket will represent a decreasing amount of Physical Gold due to the issuance of Shares, or the delivery or sale of the Fund’s Physical Gold, to pay the Sponsor’s Fee or the Fund’s expenses not assumed by the Sponsor.

The Fund has no fixed termination date.

The Fund’s Gold

The Physical Gold owned by the Fund will be comprised of .999+ fine gold bars of various denominations from LBMA refiners. Physical Gold is the only gold held by the Fund.

To facilitate the exchange of Shares for Physical Gold, the Custodian may engage in over-the-counter transactions to exchange the Fund’s Physical Gold for physical gold of different specifications. The over-the-counter transactions may involve an exchange of unallocated Physical Gold for physical gold of the Delivery Applicant’s choice. The Custodian typically will engage in such over-the-counter transactions to facilitate exchanging the Fund’s Physical Gold for physical gold of other specifications. Typically, physical gold of other specifications will be held by the Fund for only a limited amount of time in order to furnish such Physical Gold to the Delivery Applicant through the delivery method specified in the Delivery Application. The expense of conducting such over-the-counter transactions are covered by the Exchange Fee paid by Delivery Applicants taking delivery of Physical Gold.

Fund Expenses

The Fund’s only ordinary recurring expense is expected to be the remuneration due to the Sponsor of [ ]% of the net asset value of the Fund. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume all routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, each of the Trustee’s, Administrator’s, Custodian’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such Service Provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Fund’s website; audit fees and expenses; and routine legal expenses. The routine ordinary expenses assumed by the Sponsor on behalf of the Fund are not subject to any caps. The Sponsor also will pay the costs of the Fund’s organization and the initial sale of the Shares, including applicable SEC registration fees.

The Fund will be responsible for reimbursing the Sponsor or its affiliates for paying all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount. The Fund will sell Physical Gold in such quantity and at such times as may be necessary to permit payment in cash of the Fund’s extraordinary expenses and other Fund expenses and liabilities not assumed by the Sponsor, if any. The Fund is authorized to sell such Physical Gold at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Fund’s holdings of assets other than Physical Gold. Accordingly, the amount of Physical Gold to be sold will vary from time to time depending on the level of the Fund’s expenses and the market price of gold. The Custodian may purchase from the Fund, at the request of the Sponsor, Physical Gold needed to cover Fund expenses at the price used by the Administrator to determine the value of Physical Gold held by the Fund on the date of the sale. Cash held by the Cash Custodian pending payment of the Fund’s expenses will not bear any interest.

The Custodian receives the Exchange Fee paid by Delivery Applicants in the exchange process. Such fees are used to recoup the expenses the Custodian bears for over-the-counter transactions. [The Custodian may earn a profit on its fees.]

From time to time, the Sponsor may waive all or a portion of the Sponsor’s Fee at its discretion. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees.

The Sponsor on behalf of the Fund will also cause the sale of the Fund’s Physical Gold if the sale is required by applicable law or regulation or sell the Fund’s Physical Gold in connection with the termination and liquidation of the Fund. On and after termination of the Fund, the Sponsor will wind up the business and affairs of the Fund and deliver Fund property upon surrender and cancellation of Shares. The Sponsor will not accept any purchase order or redemption order after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Fund, the Sponsor thereafter will (i) discontinue the registration of transfer of Shares; (ii) continue to collect distributions pertaining to Fund property and hold proceeds thereof uninvested, without liability for interest; and (iii) pay the Fund’s expenses and may sell Fund property as necessary to meet those expenses. After the dissolution of the Fund, the Sponsor will sell or otherwise liquidate the Fund property then held and after deducting any fees, expenses, taxes or other governmental charges payable by the Fund and any expenses for the account of DTC of such Shares and any applicable taxes or other governmental charges, promptly distribute the net proceeds from such sale to DTC. The Trustee and the Sponsor shall not be liable for any loss or depreciation resulting from any sale or other disposition of property made pursuant to the Sponsor’s instruction or otherwise made in good faith. The proceeds of the liquidation of the Fund’s assets are expected to be distributed in cash. Shareholders are not entitled to any of the Fund’s underlying Physical Gold holdings upon the dissolution of the Fund. Cash held by the Administrator or the Cash Custodian pending payment of the Fund’s expenses will not bear any interest.

Valuation of Physical Gold and Computation of Net Asset Value

The Administrator values the Physical Gold held by the Fund and determines the net asset value of the Fund on each day the Exchange is open for regular trading, at the earlier of the LBMA Gold Price PM for the day or 12:00 PM New York time. If no LBMA Gold Price PM is announced on a particular evaluation day or if the LBMA Gold Price PM has not been announced by 12:00 PM New York time on a particular evaluation day, the next most recent LBMA Gold Price (AM or PM) is used in the determination of the net asset value of the Fund, unless the Administrator, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such determination. In the event the Administrator and the Sponsor determine that such price is not an appropriate basis for valuation of the Fund’s Physical Gold, they will identify an alternative basis for such valuation to be employed by the Administrator. While we believe that the LBMA Gold Price is an appropriate indicator of the value of gold, there are other indicators that are available that could be different than the LBMA Gold Price. The use of such an alternative indicator could result in materially different fair value pricing of the Physical Gold in the Fund which could result in different market adjustments or redemption value adjustments of our outstanding redeemable Shares.

Once the value of the Physical Gold has been determined, the Administrator subtracts all estimated accrued fees, expenses and other liabilities of the Fund from the total value of the Physical Gold and all other assets of the Fund (other than any amounts credited to the Fund’s reserve account, if established). The resulting figure is the net asset value of the Fund. The Administrator determines the net asset value per share by dividing the net asset value of the Fund by the number of Shares outstanding as of the close of trading on the Exchange.

The Administrator’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Fund, and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the investors may rely on any evaluation or determination of any amount made by the Administrator, and, except for any determination by the Sponsor as to the price to be used to evaluate Physical Gold, the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Administrator makes will be made in good faith upon the basis of, and the Administrator will not be liable for any errors contained in, information reasonably available to it. The Administrator will not be liable to the Sponsor, Authorized Participants, the investors or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Administrator against any liability resulting from bad faith or gross negligence in the performance of its duties.

Impact of Fund Expenses on the Fund’s Net Asset Value

The net asset value of the Fund is used to compute the Sponsor’s Fee, and the Administrator will subtract from the net asset value of the Fund the amount of accrued Sponsor’s Fee. Should the need arise for the Fund to sell Physical Gold for expenses the Sponsor does not pay, the purchase price received as consideration for such sales will be the Fund’s sole source of funds to cover its liabilities. The Fund does not engage in any activity designed to derive a profit from changes in the price of gold. Physical Gold not needed to redeem Baskets, or to cover the Fund expenses not assumed by the Sponsor, is held in physical form by the Custodian (other than up to 430 Troy Ounces of Physical Gold which may be held by the Custodian on an unallocated basis at the end of each business day). As a result of the potential sales of Physical Gold to pay in cash the Fund expenses not assumed by the Sponsor, the net asset value of the Fund and, correspondingly, the fractional amount of Physical Gold represented by each Share will decrease over the life of the Fund. New deposits of Physical Gold, received in exchange for additional new Baskets issued by the Fund, will not reverse this trend.

Termination of the Trust

[The Sponsor will notify investors at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

●	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

●

180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

●	A United States regulatory requires the Trust to shut down or forces the Trust to liquidate its Physical Gold;

●

Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of gold for purposes of determining the net asset value of the Trust;

●	The Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the activities of the Trust;

●

The Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●

60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

●

The Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

●

The Sponsor elects to terminate the Trust after the Trustee, Administrator, Custodian or the Cash Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the CFTC determines that the Trust is a commodity pool under the CEA; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee, administrator or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may make any such determination in its sole discretion. The Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee, administrator or custodian is acceptable to it, the Sponsor shall not be liable to anyone for its determination of whether to continue or to terminate the Trust.

On and after the date of termination of the Trust, the Sponsor shall not accept any deposits of Physical Gold after the date of termination. If any Shares remain outstanding after the date of termination, the Sponsor thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to investors, and shall not give any further notices or perform any further acts, except that the Sponsor will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell Physical Gold, as necessary, to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Transfer Agent by Authorized Participants (after deducting or upon payment of, in each case, the fee of the Transfer Agent for the surrender of Shares, any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

Upon termination of the Trust, following completion of winding up of its operations by the Sponsor, the Trustee, upon written directions and at the expense of the Sponsor, shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.]

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of Authorized Participants to surrender Baskets and receive therefore the amount of Fund assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the shareholders under the Trust Agreement, are governed by the laws of the State of Delaware. The Sponsor, the Trust, DTC, each Authorized Participant by its delivery of an Authorized Participant Agreement and each shareholder by the acceptance of Shares consents to the jurisdiction of the courts of the State of New York.

Fiscal Year

The fiscal year of the Fund is January 1 to December 31. The Sponsor may select an alternate fiscal year. The first fiscal year of the Fund will end on December 31, [ ].

Not a Regulated Commodity Pool

The Fund does not trade in gold futures contracts on COMEX or on any other futures exchange. Because the Fund does not trade in gold futures contracts on any futures exchange, the Fund is not regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and is not operated by a CFTC-regulated commodity pool operator. Investors in the Fund do not receive the regulatory protections afforded to investors in regulated commodity pools, nor may COMEX or any futures exchange enforce its rules with respect to the Fund’s activities. In addition, investors in the Fund do not benefit from the protections afforded to investors in gold futures contracts on regulated futures exchanges.

Other Methods of Investing in Gold

The Fund competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Fund.

DESCRIPTION OF THE SHARES

The Fund is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Fund will create Shares in Baskets, each equal to a block of [ ] Shares, only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in the net assets of the Fund and have no par value. The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on the Exchange under the symbol “[ ].” The Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Investors may obtain gold pricing information based on the spot price for a Troy Ounce from various financial information service providers. Current spot prices also are generally available with bid/ask spreads from gold bullion dealers. In addition, the Fund’s website ([ ]) will provide pricing information for gold spot prices and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The net asset value of the Fund will be published by the Sponsor on each day that the Exchange is open for regular trading and will be posted on the Fund’s website.

Any creation and issuance of Shares above the amount registered on the registration statement of which this Prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and you should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. As an investor, you will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which investors may vote under the Trust Agreement. The Shares are entitled to be redeemed or exchanged for Physical Gold as described in this Prospectus. The Shares do not entitle their holders to any conversion or pre-emptive rights or redemption rights for single Shares.

Redemption of and Taking Delivery of Physical Gold in Exchange for the Shares

The Shares may be redeemed by or through an Authorized Participant in Baskets. Investors may also take delivery of Physical Gold in exchange for their Shares. See “CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS” and “TAKING DELIVERY OF PHYSICAL GOLD” for details.

Distributions

If the Fund is terminated and liquidated, the Transfer Agent will distribute to the investors any amounts remaining after the satisfaction of all outstanding liabilities of the Fund and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Transfer Agent shall determine. See “THE TRUST AND THE FUND – Termination of the Trust.” Investors of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting Rights

[Under the Trust Agreement, investors have no voting rights, except in limited circumstances. However, registered holders of at least [ ]% of the Shares have the right to require the Sponsor to cure any material breach by it of the Trust Agreement, and registered holders of at least [ ]% of the Shares have the right to require the Sponsor to terminate the Trust Agreement. No investor vote or approval is required for any amendment to the Trust Agreement.]

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Transfer Agent with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, investors may only hold Shares through (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”); (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”); and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Investors who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Transfer Agent and the Sponsor. Under such circumstances, the Sponsor will find a replacement DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will terminate the Fund.

The rights of the investors generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may declare a split or reverse split in the number of shares outstanding and make a corresponding change in the number of Shares constituting a Basket.

THE SPONSOR

The Sponsor, Teucrium Asset Management, LLC, is a Delaware limited liability company. The principal office of the Sponsor and the Trust are located at Three Main Street, Suite 215, Burlington, Vermont 05401. The Sponsor has no experience or history of past performance in managing an investment vehicle like the Trust.

The Sponsor’s Role

The Sponsor: (1) will select the Trustee, Administrator, Transfer Agent, Custodian, Cash Custodian, Marketing Agent and any other Trust Service Providers; (2) will negotiate various agreements and fees for the Fund; (3)  will maintain the Fund’s web site; and (4) will perform such other services as the Sponsor believes that the Fund may require.

The Fund is managed and controlled by the Sponsor pursuant to the terms of the Trust Agreement and the Sponsor Agreement. The Sponsor arranged for the creation of the Fund, the registration of the Shares for their public offering in the United States and the listing of the Shares on the Exchange. The Sponsor also paid the costs of the Fund’s organization and the initial sale of the Shares, including applicable SEC registration fees. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume to pay all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, the following administrative and marketing expenses incurred by the Fund: each of the Trustee’s, Administrator’s, Custodian’s, Cash Custodian’s, Transfer Agent’s and Marketing Agent’s monthly fee and out-of-pocket expenses and expenses reimbursable in connection with such service provider’s respective agreement; the marketing support fees and expenses; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Fund’s website; audit fees and expenses; and routine legal expenses. The routine ordinary expenses assumed by the Sponsor on behalf of the Fund are not subject to any caps. The Sponsor is not responsible for interest expenses and certain litigation expenses and other non-recurring or extraordinary fees and expenses.

While the Sponsor will not exercise day-to-day oversight over the Fund’s service providers, the Sponsor will engage the Transfer Agent, the Marketing Agent, the Administrator, the Custodian and the Cash Custodian to assist in implementing the creation and redemption process for the Fund.

Liability and Indemnification

[The Sponsor will not be under any liability to the Fund, the Trust, the Trustee or any shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any bitcoin or other assets held in trust hereunder; provided, however, that this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.]

Principals and Key Personnel of the Trust and the Sponsor

The following principals and key employees serve in the below capacities on behalf of the Sponsor:

Name and Age	Position(s) Held with the Trust and the Sponsor	Length of Time Served	Principal Occupation(s) During Past Five Years
Sal Gilbertie, 64	President, Chief Executive Officer, Chief Investment Officer, Secretary	Since inception in 2025

President, Chief Executive Officer, Chief Investment Officer, Secretary, Principal, Branch Manager and Associated Person, Teucrium Trading, LLC; Officer, Principal and Associated Person, Teucrium Investment Advisors, LLC

Cory Mullen-Rusin, 37	Chief Financial Officer, Chief Accounting Officer, Chief Compliance Officer	Since inception in 2025	Chief Financial Officer, Chief Accounting Officer, Chief Compliance Officer and Principal, Teucrium Trading, LLC; Officer and Principal, Teucrium Investment Advisors, LLC
Springer Harris, 36	Chief Operating Officer	Since inception in 2025

Chief Operating Officer, Director of Operations, Associated Person, NFA Associated Member, NFA Swap Associated Person and Principal, Teucrium Trading, LLC; Principal, Officer, NFA Associated Member, Associated Person and Swap Associated Person of Teucrium Investment Advisors LLC; Principal, Associated Person and NFA Associated Member, Kelly Strategic Management LLC; Supervising Principal, FINRA; Head, ETF Solutions by Teucrium

The Sponsor’s Fee

The Sponsor’s Fee accrues daily and is paid monthly in arrears at an annualized rate equal to [ ]% of the net asset value of the Fund. The Fund must pay the Sponsor’s Fee in cash.

Successor Sponsors

If the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and neither will have any liability to any person because the Trust is or is not terminated as described in “THE TRUST AND THE FUND — Termination of the Trust” above. The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate the Trust Agreement insofar as the duties and obligations of the Trustee are concerned.

THE TRUSTEE

The sole Trustee of the Trust is Wilmington Trust, National Association, a national banking association. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust are limited to its express obligations under the Trust Agreement. The Trustee has not participated in the preparation of this offering document and shall have no responsibility or liability for the contents herein.

The Trustee’s Role

The Trustee is the trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the DSTA. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. Under the Trust Agreement, the Sponsor and the Administrator have the exclusive management and control of all aspects of the activities of the Trust.

General Duty of Care of Trustee

Under the Trust Agreement the Trustee shall have no liability other than for its own willful misconduct or gross negligence. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee — Limitation on Trustee’s Liability.”

Limitation on Trustee’s Liability and Indemnification

[The Trustee will not be liable for the acts or omissions of the Sponsor or Administrator, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor, the Administrator or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

●

the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part; no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder;

●	if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

●	under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

●	the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution thereof by the Sponsor;

●

the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

●

in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

●

except as expressly provided in the Trust Agreement, the Trustee acts solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

●	the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses (including legal fees and expenses and legal fees and expenses in connection with enforcement of its rights to indemnification), and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct or gross negligence of such Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement and the resignation or removal of the Trustee.]

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign at any time by giving at least 30 days advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least 30 days advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the shareholders, shall use its reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor shall become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations therein. If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (60) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

THE CUSTODIAN

Texas Precious Metals LLC serves as the Custodian for the Fund. The Custodian’s office is located at 50 CR 356 Shiner, TX 77984.

The Custodian’s Role

The Custodian is responsible for holding the Fund’s allocated Physical Gold as well as receiving and converting allocated and unallocated Physical Gold on behalf of the Fund. Unless otherwise agreed between the Sponsor and the Custodian, Physical Gold must be held by the Custodian at its [Texas] vault premises. At the end of each business day, the Custodian will hold no more than 430 Troy Ounces of unallocated Physical Gold for the Fund. The Custodian converts the Fund’s Physical Gold between allocated and unallocated Physical Gold when: (1) Authorized Participants engage in creation and redemption transactions with the Fund; (2) Physical Gold is sold to pay Fund expenses; or (3) Physical Gold is converted into unallocated form to facilitate the exchange of Shares by a Delivery Applicant for Physical Gold. The Custodian will facilitate the transfer of Physical Gold in and out of the Fund through the unallocated gold accounts it may maintain for each Authorized Participant and through the Fund Unallocated Account. The Custodian is responsible for allocating specific bars of Physical Gold to the Fund Allocated Account.

Custodian will provide the Administrator with regular reports detailing the Physical Gold transfers in and out of the Fund Unallocated Account with the Custodian and identifying the Physical Gold bars held in the Fund Allocated Account.

The Custodian’s fees and expenses are to be paid by the Sponsor. The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell Physical Gold or Shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Sponsor, on behalf of the Fund, has entered into the Custody Agreement with the Custodian, under which the Custodian maintains the Fund Unallocated Account and the Fund Allocated Account.

Pursuant to the Trust Agreement, if, upon the resignation of the Custodian, there would be no custodian acting pursuant to the Custody Agreement, the Sponsor shall, promptly after receiving notice of such resignation, select and appoint a substitute custodian or custodians pursuant to custody agreement(s) approved by the Sponsor. In the manner provided by the Custody Agreement, the Sponsor shall remove the Custodian and select and appoint a substitute or additional custodian or custodians. The Sponsor shall demand that a custodian of the Fund deliver such of the Fund’s Physical Gold held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians. In connection with such transfer of Physical Gold, the Custodian will cause the Physical Gold to be weighed or assayed. Each such substitute or additional custodian shall, forthwith upon its appointment, enter into a Custody Agreement in form and substance approved by the Sponsor.

Under the Trust Agreement, the Sponsor is responsible for appointing accountants or other inspectors to monitor the accounts and operations of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Fund and the rights and interests of the investors. Under the Custody Agreement, the Custodian has agreed to permit Physical Gold auditors access to its premises during normal business hours to examine the Physical Gold held for the Fund and such records as they reasonably require. The Administrator has no obligation to monitor the activities of the Custodian other than to receive and review such reports of the Physical Gold held for the Fund by such Custodian and of transactions in Physical Gold held for the account of the Fund made by such Custodian pursuant to the Custody Agreement.

Description of the Custody Agreement

The Sponsor has entered into the Custody Agreement with the Custodian on the Fund’s behalf. The Custody Agreement establishes the Fund Unallocated Account and the Fund Allocated Account with the Custodian and defines the Custodian’s responsibilities to the Fund.

Reports

The Custodian will provide the Administrator with reports for each business day identifying (1) the credits and debits of Physical Gold to the Fund Allocated Account and (2) sufficient information to identify each bar of Physical Gold held in the Fund Allocated Account. The Custodian will provide notification to the Administrator on each business day that Physical Gold is deposited or withdrawn from the Fund Unallocated Account of (1) each separate transaction transferring Physical Gold to the Fund Unallocated Account, (2) the amount of Physical Gold transferred from the Fund Unallocated Account, and (3) the amount of any remaining Physical Gold in the Fund Unallocated Account, and the Custodian will use commercially reasonable efforts to send the notification by [9:00 AM (New York time)]. The Custodian will also provide the Administrator with daily statements of account for the Fund Unallocated Account and the Fund Allocated Account within a reasonable time after the end of each business day. [Under the Custody Agreement, a “business day” generally means any day that is a “London Business Day,” when commercial banks generally and the London gold market are open for the transaction of business in London.] The Custodian’s records of all deposits to and withdrawals from, and all debits and credits to, the Fund Unallocated Account that are to occur on a business day, and all end of business day account balances in the Fund Unallocated Account, are stated as of the close of the Custodian’s business on such business day.

Transfers into the Fund Unallocated Account

The Custodian will credit to the Fund Unallocated Account the amount of Physical Gold it receives from an Authorized Participant’s unallocated account. Additionally, in the ordinary course, the only Physical Gold the Custodian will accept for credit to the Fund Unallocated Account is Physical Gold that has transferred from an Authorized Participant’s unallocated account or from the Fund Allocated Account.

Transfers from the Fund Unallocated Account

The Custodian will arrange for the transfer of Physical Gold from the Fund Unallocated Account only in accordance with the Transfer Agent’s instructions to the Custodian. A transfer of Physical Gold from the Fund Unallocated Account may only be made (1) by transferring Physical Gold to an Authorized Participant’s unallocated account, (2) by transferring Physical Gold to the Fund Allocated Account, (3) by transferring Physical Gold to [the Custodian’s unallocated account] to facilitate a Delivery Applicant taking delivery of Physical Gold in denominations other than those held by the Custodian at the time of the Delivery Application, (4) the collection of Physical Gold from the Custodian at its vault premises or such other location as the Custodian may direct, at the Fund’s expense and risk, or (5) by transfer to an account maintained by the Custodian or a third party on an unallocated basis in connection with the sale of Physical Gold or other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (4) and (5) will be made only on an exceptional basis, with transfers under clause (5) to include transfers made in connection with a sale of Physical Gold to pay extraordinary expenses of the Fund not paid by the Sponsor or on the liquidation of the Fund. Any Physical Gold will be in a form that complies with the rules, regulations, practices and customs of the LBMA or any applicable regulatory body that apply to such Physical Gold or in such other form as may be agreed between the Sponsor and the Custodian, and, unless specifically selected by the Sponsor, in all cases will comprise one or more whole Physical Gold bars selected by the Custodian.

The Custodian shall identify bars of a weight most closely approximating, but not exceeding, the balance in the Fund Unallocated Account and shall transfer such weight from the Fund Unallocated Account to the Fund Allocated Account.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer Physical Gold to or from the Fund Unallocated Account or the Fund Allocated Account if, in the Custodian’s opinion, they are or may be contrary to the rules, regulations, practices and customs of the LBMA or contrary to any applicable law. The Custodian may amend the procedures for transferring Physical Gold to or from the Fund Unallocated Account or the Fund Allocated Account or impose such additional procedures in relation to the transfer of Physical Gold to or from the Fund Unallocated Account or the Fund Allocated Account as the Custodian may from time to time consider necessary due to a change in rules of the LBMA or a banking or regulatory association governing the Custodian. The Custodian will, whenever practical, notify the Transfer Agent and the Sponsor within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

Fund Unallocated Account Credit and Debit Balances

No interest will be paid by the Custodian on any credit balance to the Fund Unallocated Account or the Fund Allocated Account. The Fund Unallocated Account may not at any time have a debit or negative balance.

Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreement and will only be responsible for any loss or damage suffered by the Fund as a direct result of any negligence, fraud or willful default in the performance of its duties. In the case where Physical Gold is lost or damaged, the Custodian’s liability under the Custody Agreement is further limited to the amount of the Physical Gold lost or damaged at the time such negligence, fraud or willful default is either discovered by the Custodian or notified to the Custodian by the Transfer Agent.

Indemnity

The Sponsor will, solely out of and to the extent of the Fund’s assets, indemnify and keep indemnified the Custodian (on an after-tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than value added taxes and expenses assumed by the Sponsor) that the Custodian may suffer or incur directly or indirectly in connection with the Custody Agreement, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Insurance

The Custodian (or one of its affiliates) will maintain such insurance as it deems appropriate in connection with its custodial and other obligations and will be responsible for all costs, fees and expenses (including any relevant taxes) arising from the insurance policy or policies attributable to its relationship with the Fund. The Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism or other breakdowns or acts set forth in the Custody Agreement.

Termination

The Custody Agreement has an initial [ ] year term and will automatically renew for successive [ ] year terms unless otherwise terminated. The Sponsor and the Custodian may each terminate any Custody Agreement for any reason or for no reason upon 90 days’ prior written notice. The Custody Agreement may also be terminated immediately upon written notice as follows: (1) by the Sponsor, if the Custodian ceases to offer the services contemplated by the Custody Agreement to its clients or proposes to withdraw from the gold business, (2) by the Sponsor or the Custodian, if it becomes unlawful for the Custodian or the Sponsor to have entered into the agreement or to provide or receive the services thereunder, (3) by the Custodian, if the Custodian determines in its reasonable view that the Fund is insolvent or faces impending insolvency, or by the Sponsor, if the Sponsor determines in its view that the Custodian is insolvent or faces impending insolvency, (4) by the Sponsor, if the Fund is to be terminated, or (5) by the Sponsor or the Custodian, if the Custody Agreement ceases to be in full force and effect.

If arrangements acceptable to the Custodian for redelivery of the balance in the Fund Unallocated Account are not made, the Custodian may continue to store the Fund’s Physical Gold and charge for its fees and expenses payable under the Fund Allocated Account Agreement, and, after [ ] months from the termination date, the Custodian may sell the Fund’s Physical Gold and account to the Sponsor for the proceeds.

Governing Law

The Custody Agreement is governed by the laws of the State of [Delaware]. The Sponsor and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of [Delaware]. Such consent is not required for any person to assert a claim of [Delaware] jurisdiction over the Sponsor or the Custodian.

Inspection of Gold

Under the Custody Agreement, the Custodian will allow the Sponsor and its Physical Gold auditors access to its premises during normal business hours, to examine the Physical Gold and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Sponsor agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Fund’s expense.

TEXAS PRECIOUS METALS

Texas Precious Metals LLC (“Texas Precious Metals”) is responsible for providing the Sponsor and Marketing Agent with research and analysis for use in the operation and marketing of the Fund. The Sponsor and Texas Precious Metals have entered into one or more agreements that set forth certain terms and conditions applicable to the marketing, promotion, and ongoing operation of the Fund, as well the respective rights in profits and obligations for expenses (the “Platform Agreement”). From the Sponsor’s Fee paid to the Sponsor by the Fund, the Sponsor retains a management fee, in addition to paying the operational costs for the Fund. Following the deduction of such costs from the Sponsor Fee, Texas Precious Metals receives the resulting profits. If the Sponsor Fee is not sufficient to cover the Fund’s operating expenses, including amounts to be retained by the Sponsor, Texas Precious Metals will pay the shortfall.

Texas Precious Metals is a widely known and recognized company in the precious metals industry and an LBMA affiliate member. Aside from being one of the top precious metals dealers, Texas Precious Metals is known for having two entirely accredited vaulting and logistics centers in Texas. Texas Precious Metals has no responsibility for the investment or management of the Fund’s portfolio or for the overall performance or operation of the Fund.

THE ADMINISTRATOR

[ ] serves as the Administrator. The Administrator’s office is located at [ ]. Information regarding creation and redemption Basket composition, net asset value of the Fund, transaction fees for the creation and redemption of Baskets and the names of the parties that have executed an Authorized Participant Agreement may be obtained from the Administrator.

The Administrator’s Role

The Administrator is generally responsible for the day-to-day administration of the Fund, including keeping the Fund’s operational records. The Administrator’s principal responsibilities include: (1) valuing the Fund’s Physical Gold and calculating the net asset value per share of the Fund; (2) supplying pricing information to the Sponsor for the Fund’s website; and (3) receiving and reviewing reports on the custody of and transactions in Physical Gold from the Custodian, and taking such other actions in connection with the custody of Physical Gold as the Sponsor instructs and (4) accounting and other fund administrative services. The Administrator shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor.

The Administrator intends to regularly communicate with the Sponsor in connection with the administration of the Fund. The Administrator, along with the Sponsor, will liaise with the Fund’s legal, accounting and other professional service providers as needed. The Administrator will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Fund. The Administrator’s monthly fees and out-of-pocket expenses will be paid by the Sponsor. Affiliates of the Administrator may from time to time act as Authorized Participants or purchase or sell Physical Gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator will keep proper books of registration and transfer of Shares at its office located in [ ] or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Administrator’s satisfaction that such person is a shareholder at all reasonable times during the usual business hours of the Sponsor. The Administrator will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any shareholder.

The Fund Administration and Accounting Agreement (the “Administration Agreement”) will be in effect for an initial term of [ ] years from the commencement of the Fund’s operation, the first date on which the Administrator is entitled to receive fees under the Administration Agreement. The Administration Agreement automatically renews for additional [ ] year periods thereafter, unless terminated by the Fund or the Administrator on at least [ ] days’ prior written notice.

Resignation, Discharge or Removal of Administrator

Either the Sponsor or the Administrator may terminate the Administration Agreement for cause for the reasons set forth in the Administration Agreement, such as either party’s bankruptcy or committing a material breach of the Administration Agreement. The Fund may terminate the Administration Agreement prior to the expiration of the initial term upon [ ] days’ prior written notice in the event that the Sponsor determines to liquidate the Fund and terminate its registration with the SEC.

Limitation on Administrator’s Liability

The Administrator will not be liable for the disposition of Physical Gold, or in respect of any valuation or calculation which it makes under the Administration Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Administration Agreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Administrator be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Custodian or the Cash Custodian or any entity acting on behalf of either which the Administrator believes is given as authorized by the Trust Agreement and under the Administration Agreement, Custody Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Administrator believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Administrator has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Administrator be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Administrator will not be liable for any delay in performance or for the non-performance of any of its obligations under the Administration Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Administrator will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Fund’s assets.

The Administrator may employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care.

Indemnification of the Administrator

The Administrator, its directors, employees and agents shall be indemnified from the Fund and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Administration Agreement and under each other agreement entered into by the Administrator in furtherance of the administration of the Fund (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Administration Agreement or any such other agreement. Such indemnity shall include payment from the Fund of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Administrator.

Governing Law

The Administration Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of [ ].

THE TRANSFER AGENT

[ ] serves as the Transfer Agent. The Transfer Agent’s office is located at [ ]. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

The Transfer Agent’s Role

The Transfer Agent’s responsibilities include: (1) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; and (2) coordinating the processing of orders from Authorized Participants with the Marketing Agent, the Custodian, the Cash Custodian, the DTC.

The Transfer Agent’s fees and expenses are to be paid by the Sponsor pursuant to the terms of the Transfer Agency and Service Agreement.

The Transfer Agency and Service Agreement will be in effect for an initial term of [ ] years from the commencement of the Fund’s operation, the first date on which the Transfer Agent is entitled to receive fees under the Transfer Agency and Service Agreement. The Transfer Agency and Service Agreement automatically renews for additional [ ] year periods thereafter, unless terminated by the Fund or the Transfer Agent on at least [ ] days’ prior written notice.

Resignation, Discharge or Removal of Transfer Agent

Either the Fund or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s bankruptcy or committing a material breach of the Transfer Agency and Service Agreement. The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon [ ] days’ prior written notice in the event that the Sponsor determines to liquidate the Fund and terminate its registration with the SEC.

Limitation on Transfer Agent’s Liability

The Transfer Agent will not be liable for the disposition of Physical Gold, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Transfer Agency and Service Agreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Transfer Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Trustee, the Administrator, the Custodian or the Cash Custodian or any entity acting on behalf of any of them which the Transfer Agent believes is given as authorized by the Trust Agreement, the Administration Agreement, the Custody Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Transfer Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Transfer Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Transfer Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Transfer Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Transfer Agency and Service Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Transfer Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Fund’s assets.

Agent

The Transfer Agent, its directors, employees and agents shall be indemnified by the Fund and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Transfer Agency and Service Agreement and under each other agreement entered into by the Transfer Agent in furtherance of the administration of the Fund (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Transfer Agency and Service Agreement or any such other agreement. Such indemnity shall include payment from the Fund of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Transfer Agent.

Governing Law

The Transfer Agency and Services Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of [ ].

THE MARKETING AGENT

[ ], a [Delaware limited liability company] registered as a broker-dealer under the Exchange Act and a member of FINRA, serves as the Marketing Agent. The Marketing Agent’s principal office is located at [ ].

The Marketing Agent’s Role

The Marketing Agent’s responsibilities shall include: (1) working with the Transfer Agent to review and accept or reject orders placed by Authorized Participants with the Transfer Agent; (2) reviewing and approving all sales and marketing materials for compliance with applicable laws, and filing such materials with FINRA as required by the Securities Act, and the rules promulgated thereunder, and (3) facilitating arrangements between the Sponsor, the Transfer Agent and broker-dealers for the purchase and redemption of Baskets. All such sales and marketing materials must be approved, in writing, by the Marketing Agent prior to use.

The Marketing Agent will generally make it known in the brokerage community that prospectuses and product descriptions are available, including by (i) advising the Exchange on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Marketing Agent with FINRA, and (iii) as may otherwise be required by the SEC. The Marketing Agent shall not bear any costs associated with printing prospectuses and all other such materials.

The Marketing Agent Agreement shall be effective from the commencement of the Fund’s operations, and unless terminated as provided therein, shall continue for [ ] years from its effective date, and thereafter [from year to year], provided such continuance is approved annually by the Sponsor.

Resignation, Discharge or Removal of Marketing Agent

The Marketing Agent Agreement shall be effective from the commencement of the Fund’s operations, and unless terminated, shall continue for [ ] years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the Fund. The Marketing Agent Agreement may be terminated at any time, without payment of any penalty, as to the Fund by the Marketing Agent, on at least [ ] days’ prior written notice or the Fund.

Limitation on Marketing Agent’s Liability

The Marketing Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Marketing Agent Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Marketing Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

Indemnification of Marketing Agent

The Fund agrees to indemnify and hold harmless the Marketing Agent, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Marketing Agent within the meaning of Section 15 of the Securities Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) Marketing Agent’s services as Marketing Agent for the Fund pursuant to the Marketing Agent Agreement; (ii) any claim that the registration statement, prospectus, product description, shareholder reports, sales literature and advertisements specifically approved by the Fund and Sponsor or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the prospectus and product description, in light of the circumstances under which they were made) not misleading under the Securities Act, or any other statute or the common law; (iii) the breach by the Fund of any obligation, representation or warranty contained in the Marketing Agent Agreement; or (iv) the Fund’s failure to comply in any material respect with applicable securities laws.

Governing Law

The Marketing Agent Agreement shall be governed by the laws of the [ ].

THE CASH CUSTODIAN

[ ], a [ ] company, serves as the Cash Custodian. The Cash Custodian has a trust office at [ ]. The Cash Custodian is subject to supervision by the Board of Governors of the Federal Reserve System.

The Cash Custodian’s Role

The Cash Custodian is responsible for holding the Fund’s cash as well as receiving and dispensing cash on behalf of the Fund in connection with the payment of Fund expenses.

The Cash Custodian’s fees and expenses are to be paid by the Sponsor. The Cash Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell Physical Gold or Shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. The Sponsor, on behalf of the Fund, has entered into the Cash Custody Agreement with the Cash Custodian, under which the Cash Custodian maintains the Fund’s cash account.

The Cash Custody Agreement shall be in effect commencing upon the operation of the Fund and shall continue until terminated.

Resignation, Discharge or Removal of Cash Custodian

Either the Fund or the Cash Custodian may terminate the Cash Custody Agreement for cause for the reasons set forth in the Cash Custody Agreement, such as either party’s bankruptcy or committing a material breach of the Cash Custody Agreement.

Limitation on Cash Custodian’s Liability

Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under the Cash Custody Agreement. Except as otherwise expressly provided therein, Cash Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Fund, except those Losses arising out of Cash Custodian’s own negligence, bad faith, willful misfeasance, or reckless disregard of its duties hereunder. In no event shall the Cash Custodian be liable to the Fund for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Cash Custody Agreement. The Cash Custodian shall not be liable: (i) for acting in accordance with any Proper Instruction (as defined in the Cash Custody Agreement) or if a Proper Instruction is not required, any other instruction reasonably believed by Cash Custodian to be given by or on behalf of a person authorized to do so; (ii) for a delay in processing or any failure to process any Proper Instruction to the extent permitted under the Cash Custody Agreement, subject to the conditions set out therein; (iii) for the failure of the Fund or any person authorized by it to comply with the Fund’s obligations under the Cash Custody Agreement; (iv) for any other acts and omissions of the Fund, any person authorized by it or any third party; and (v) for any Losses due to forces beyond the control of Cash Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Indemnification of Cash Custodian

The Fund agrees to indemnify Cash Custodian and hold Cash Custodian harmless from and against any and all any costs, expenses, damages, liabilities or claims, including Losses sustained or incurred by or asserted against Cash Custodian by reason of or as a result of any action or inaction, or arising out of Cash Custodian’s performance under the Cash Custody Agreement, including reasonable fees and expenses of counsel incurred by Cash Custodian in a successful defense of claims by the Fund; provided however, that the Fund shall not indemnify Cash Custodian for those Losses arising out of Cash Custodian’s own negligence, bad faith, willful misfeasance, reckless disregard for its duties thereunder. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Cash Custody Agreement.

Governing Law

The Cash Custody Agreement is governed by [ ] law.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s officers and employees do not devote their time exclusively to the Fund. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other pooled investment vehicles, through the Sponsor or otherwise. As a result, the officers and employees could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor, its officers and employees, as well as their affiliates (collectively, “Affiliated Parties”) may engage in long or short transactions in Physical Gold in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace.

Records of trading by Affiliated Parties will not be available for inspection by shareholders. Because Affiliated Parties may trade Physical Gold for their own accounts at the same time as the Fund, prospective shareholders should be aware that such persons may take positions in Physical Gold which are opposite, or ahead of, the positions taken for the Fund. Affiliated Parties will not engage in the Basket creation and redemption process, or act as counterparties to the Fund in Physical Gold transactions.

The Sponsor has sole current authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the client funds. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust.

The Sponsor serves as the Sponsor to other pooled investment vehicles and may in the future serve as the Sponsor or investment adviser to other pooled investment vehicles. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other funds it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other funds, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

The Platform Agreement between the Sponsor and Texas Precious Metals requires the engagement of Texas Precious Metals as the Custodian for the Fund. Therefore, the Sponsor’s discretion in selecting the Fund’s custodian is limited. While the Sponsor believes that the Custodian is fully capable of providing a high level of service to the Fund, the limitations of the Platform Agreement may result in the engagement of Texas Precious Metals as the Fund’s custodian even if, in the Sponsor’s judgment, other alternatives may better serve the Fund.

FILINGS AND REPORTS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Fund containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the [ ] and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL MATTERS

The validity of the Shares has been passed on for the Sponsor by [ ], which, as special federal income tax counsel to the Sponsor, has also rendered an opinion regarding the material federal income tax consequences relating to the Shares.

EXPERTS

The financial statements incorporated in this Prospectus have been audited by [ ], an independent registered public accounting firm.

PRIVACY POLICY

The Fund and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Shares.

The Fund and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Fund and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

The Fund and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom the Fund and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Fund, is provided to investors annually and is also available at [ ].

WHERE YOU CAN FIND MORE INFORMATION

Until [ ] (25 calendar days after the offering date) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This Prospectus is a part of a registration statement on Form S-1 filed by the Sponsor with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Fund and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Fund is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Fund, will file quarterly and annual reports and other information with the SEC. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

To make shareholder inquiries, for more detailed information on the Fund, or to request any of the documents incorporated by reference in this prospectus free of charge, please:

Call: [ ]

Monday through Friday

8:00 a.m. – 8:00 p.m. (Eastern time)

Write:	Texas Precious Metals Trust Three Main Street, Suite 215 Burlington, VT 05401

Visit: [Website]

GLOSSARY

In this Prospectus, each of the following terms has its respective meaning set forth below:

“Authorized Participant” – A person that, at the time of submitting to the Transfer Agent an order to purchase, or an order to redeem, one or more Baskets (i) is a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) has in effect a valid Authorized Participant Agreement and (iv) has established an unallocated account with the Custodian.

“Authorized Participant Agreement” – An agreement among the Transfer Agent, the Sponsor and an Authorized Participant that authorizes the Authorized Participant to submit purchase orders to acquire Baskets and redemption orders to redeem Baskets under the Trust Agreement.

“Basket” – A block of [ ] shares, except that the Sponsor, upon prior written notice to the [Trust], may from time to time increase or decrease the number of shares comprising a Basket.

“Book Entry System” – The commercial book-entry system operated by the Federal Reserve Bank.

“Business Day” or “business day” – Any day other than a day: (1) when the Exchange is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United States or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United States or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United States or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

“Cash Proceeds” – The cash proceeds generated by the sale of gold represented by a Delivery Applicant’s shares in excess of the Physical Gold to be delivered to the Delivery Applicant.

“CFTC” – The Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Agency” – Any clearing agency or similar system other than the Book Entry System or DTC.

“Code” – The Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” – The Commodity Exchange Act of 1936, as amended.

“Custodian” – Texas Precious Metals LLC and any substitute or additional custodian of the Trust’s assets appointed by the Sponsor as provided in the Trust Agreement.

“Custody Agreement” – Each of the Fund Unallocated Account Agreement and the Fund Allocated Account Agreement between the Sponsor and the Custodian. Forms of the Fund Unallocated Account Agreement and the Fund Allocated Account Agreement appear as exhibits to the Trust Agreement.

“Delivery Applicant” – A beneficial owner who is not an Authorized Participant and wishes to surrender part or all of the Shares he or she holds for the purpose of taking delivery of Physical Gold in the amount of Fund Property represented by those Shares.

“Delivery Application” – A document in form satisfactory to the Sponsor that expresses a Delivery Applicant’s intention to surrender Shares on a Share Submission Day in exchange for an amount of Physical Gold up to the amount of gold represented by such Shares on such Share Submission Day.

“Delivery Service Provider” – The conventional shipping carrier such as the Federal Express or United Parcel Service, or an armored transportation service engaged by or on behalf of the Delivery Applicant to transport Physical Gold requested by the Delivery Applicant to the Delivery Applicant.

“Delivery Fee” – The fee covering the cost of preparing and transporting Physical Gold from the Custodian to the location specified by a Delivery Applicant in its Delivery Application.

“Depository” – DTC and any other successor depository of Shares selected by the Sponsor as provided herein.

“DTC” – The Depository Trust Company, a limited purpose trust company organized under New York State law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“DTC Participant” – A participant in DTC, such as a bank, broker-dealer or trust company.

“ERISA” – The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” – [ ], the exchange on which the shares are principally traded, as specified from time to time by the Sponsor.

“Exchange Act” – The Securities Exchange Act of 1934, as amended.

“Exchange Fee” – A fee paid by Delivery Applicants to the Custodian to compensate the Custodian for services provided as part of the delivery process, including the cost to the Custodian [and the Transfer Agent] to process the Share Submission and the cost associated with the over-the-counter transactions to exchange gold for gold of different specifications. The Exchange Fee is paid in addition to the Sponsor’s Fee.

“Fine Ounce” – A Troy Ounce of 100% pure gold. Fine Ounces are determined, as to Physical Gold, by multiplying the gross weight in Troy Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 and, as to gold held in the Fund Unallocated Account, by the number of Troy Ounces credited to the account from time to time (such account being denominated in Troy Ounces).

“FINRA” – The Financial Industry Regulatory Authority.

“FSA” – The Financial Services Authority, an independent non-governmental body that exercises statutory regulatory power under the FSM Act.

“FSM Act” – The United Kingdom Financial Services and Markets Act 2000.

“Gold” or “gold” means physical gold or gold held on an unallocated basis.

“Indirect Participant” – A person that, by clearing securities through, or maintaining a custodial relationship with, a DTC participant, either directly or indirectly, has access to the DTC clearing system.

“Internal Control Over Financial Reporting” – A reporting requirement described in Rules 13a-15(f) and 15(d)-15(f) under the Exchange Act and focused on the establishment and adequacy of internal controls at companies subject to the reporting requirements of the Exchange Act.

“IRA” – Individual retirement account.

“IRS” – The Internal Revenue Service.

“LBMA” – The London Bullion Market Association, a trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market, or its successor. The LBMA acts as the principal point of contact between the London bullion market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of gold. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FSM Act.

“LBMA Gold Price AM” – The morning session of the twice daily fix of the price of a Troy Ounce, which starts at 10:30 AM London, England, time and is performed in London by the five members of the London gold fix.

“LBMA Gold Price PM” – The afternoon session of the twice daily fix of the price of a Troy Ounce, which starts at 3:00 PM London, England, time and is performed in London by the five members of the London gold fix.

““London Bar” – A gold bar meeting the London Good Delivery Standards. Also known as a London Good Delivery

“London Good Delivery Standards” – The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA.

“Non-U.S. Investor” – an investor that is not a U.S. Investor.

“NYSE” – New York Stock Exchange.

“One Ounce Bar” or “1 Ounce Bar” – A gold bar containing one (1) Troy Ounce of .999+ fine gold.

“OTC” or “over-the-counter” – The global over-the-counter market for the trading of gold that consists of transactions in spot, forwards, and options and other derivatives.

“Physical Gold” – The physical gold bullion the Fund holds or may hold, consisting of .999+ fine gold bars of various denominations from LBMA refiners.

“Plans” – Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or section 4975 of the Code.

“Processing Fees” – The Exchange Fee and the Delivery Fee.

“Securities Act” – The Securities Act of 1933, as amended.

“Share Submission” – A binding and irrevocable request by a Delivery Applicant to take delivery of Physical Gold in exchange for Shares based on instructions in the Delivery Application.

“Share Submission Day” – The date upon which the Delivery Applicant (acting by or through a DTC Participant), upon receiving pre-approval from the Custodian, causes its Shares to be surrendered to the Transfer Agent pursuant to the procedures of the DTC by no later than 3:59:59 PM (New York time) as designated in the Delivery Application.

“Share Submission Quantity” – The smallest whole number of Shares representing an aggregate number of Troy Ounces greater than the Troy Ounce content of gold requested.

“Shares” – Units of fractional undivided beneficial interest in the Fund, which are issued by the Fund and named “Y'all Street Gold ETF.”

“Sponsor” – Teucrium Asset Management, LLC, a Delaware limited liability company, or its successor.

“Sponsor’s Fee” – The fee to compensate the Sponsor for its services as sponsor of the Fund, including its assumption of all of the routine operational, administrative and other ordinary expenses of the Fund, excluding interest expenses and certain litigation expenses and other non-recurring or extraordinary fees and expenses.

“Ten Ounce Bar” or “10 Ounce Bar” – A gold bar containing ten (10) Troy Ounces of .999+ fine gold.

“Troy Ounce” – One troy ounce, equal to 31.103 grams (1.0971428 ounces avoirdupois). “Avoirdupois” is system of weights used in the United States and Great Britain for goods other than precious metals, gems and drugs. In that system, a pound consists of 16 ounces and an ounce consists of 16 drams.

“Trust” – Texas Precious Metals Trust, a Delaware statutory trust.

“Trust Agreement” – The Depositary Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian.

“Fund Allocated Account” – The allocated gold account of the Fund established with the Custodian. The Fund Allocated Account will be used to hold the individually identified bars of gold deposited with the Fund.

“Trustee” – Wilmington Trust, National Association, not in its individual capacity but solely as Trustee.

“Fund Property” – The gold that the Custodian credits to the Fund Allocated Account and the Fund Unallocated Account in accordance with the Custody Agreements, all other property held by the Custodian for the account of the Fund and any cash or other property that is received by the Transfer Agent in respect thereof or that is otherwise being held by or for the Fund under the Trust Agreement, including Physical Gold held by the Custodian for the Fund prior to the delivery of the Physical Gold to the Delivery Applicant pursuant to the delivery instructions set forth in the Delivery Application.

“Fund Unallocated Account” – The loco account in Texas maintained for the Fund by the Custodian or another account maintained for the Fund by a successor Custodian on an unallocated basis, as the case may be. The Fund Unallocated Account will be used to facilitate (1) the transfer of gold deposits and gold redemption distributions in connection with the creation and redemption of Baskets; (2) the exchange by the Custodian of gold held by the Fund for Physical Gold requested by a Delivery Applicant; and (3) any sale of gold made by the Fund.

“unallocated basis” – Gold is said to be held in unallocated form when the person in whose name gold is so held is entitled to receive delivery of gold in the amount standing to the credit of that person’s account, but that person has no ownership interest in any particular gold that the custodian for financial assets maintaining the account owns or holds.

“U.S. Investor” – An investor who or that is (1) an individual who is treated as a citizen or resident of the United States for federal tax purposes; (2) a corporation or partnership (or other entity treated as such for those purposes) that is created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia; (3) an estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in clauses (1), (2), or (3) have the authority to control all substantial decisions of the trust, or (5) an eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

“1940 Act” – The Investment Company Act of 1940, as amended.

Report of Independent Registered Public Accounting Firm

[To be provided by amendment]

F-1

Statement of Financial Condition

[To be provided by amendment]

F-2

APPENDIX A

Delivery Application

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution [To be completed by Pre-Effective Amendment]

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Shares pursuant to the prospectus contained in this registration statement.

	Amount
SEC registration fee (actual)	$	[ ]	(1)
Auditor’s fees and expenses	$	[ ]	(2)
Legal fees and expenses	$	[ ]	(2)
Printing expenses	$	[ ]	(2)
Miscellaneous expenses	$	[ ]	(2)
Total	$	[ ]	(2)

(1)

Applicable registration fees have been deferred in accordance with Rules 456(d) and 457(u) under the Securities Act and will be paid on an annual net basis no later than 90 days after the end of each fiscal year and are therefore not estimable at this time.

(2)

Because an indeterminable amount of securities is covered by this Registration Statement, the total expenses in connection with the issuance and distribution of the Shares are, therefore, not currently determinable.

Item 14.     Indemnification of Directors and Officers

The Trust’s Declaration of Trust and Trust Agreement (the “Trust Agreement”) provides that the Sponsor shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust, and has determined, in good faith, that such course of conduct was in the best interests of the Trust, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the Trust estate. All rights to indemnification permitted by the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the foregoing, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under the Trust Agreement.

For purposes of the indemnification provisions of the Trust Agreement, the term “Sponsor” includes, in addition to the Sponsor, any other covered person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust, such shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Item 15.     Recent Sales of Unregistered Securities

None.

Item 16.     Exhibits and Financial Statement Schedules

(a)    Exhibits

Exhibit No.	Description
3.1	Declaration of Trust and Trust Agreement of the Registrant.**
3.2	Certificate of Trust of the Registrant.*
3.3	Certificate of Amendment to Certificate of Trust.*
5.1	Opinion of Eversheds Sutherland (US) LLP relating to the legality of the Shares.**
8.1	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences.**
10.1	Form of Authorized Participant Agreement.**
10.2	Marketing Agent Agreement.**
10.3	Custody Agreement.**
10.4	Fund Administration Servicing Agreement.**
10.5	Fund Accounting Servicing Agreement.**
10.6	Transfer Agent Servicing Agreement.**
10.7	Cash Custody Agreement.**
23.1	Consent of Eversheds Sutherland (US) LLP.**
23.2	Consent of Independent Registered Public Accounting Firm.**
107	Calculation of Filing Fees Table*

*        Filed herewith.

**      To be filed by amendment.

(b)    Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17.     Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, state of Vermont, on September 24, 2025

By:	Teucrium Commodity Manager LLC, Sponsor
By	/s/ Sal Gilbertie
President
Chief Executive Officer
Chief Investment Officer
Secretary

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument. The undersigned members and officers of Teucrium Asset Management, LLC, the sponsor of Texas Precious Metals Trust, hereby constitute and appoint Sal Gilbertie, Cory Mullen-Rusin and Springer Harris, each of them with full power to act with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-1 and any and all amendments thereto, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Sal Gilbertie	Chief Executive Officer	September 24, 2025
President
Chief Investment Officer
Secretary

Signature	Title	Date
/s/ Cory Mullen-Rusin	Chief Financial Officer	September 24, 2025
Chief Accounting Officer
Chief Compliance Officer

Signature	Title	Date
/s/ Springer Harris	Chief Operating Officer	September 24, 2025